Exhibit 4.1

Execution Copy

DIGITAL REALTY TRUST, L.P., as Issuer

DIGITAL REALTY TRUST, INC., as Guarantor

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

INDENTURE

Dated as of

April 20, 2009

5.50% Exchangeable Senior Debentures due 2029

INDENTURE

INDENTURE dated as of April 20, 2009 among Digital Realty Trust, L.P., a Maryland limited partnership (hereinafter called the “Issuer”), Digital Realty Trust, Inc., a Maryland corporation (hereinafter called the “Guarantor” or, in its capacity as general partner of the Issuer, the “General Partner”), each having its principal office at 560 Mission Street, Suite 2900, San Francisco, California 94105, and Wells Fargo Bank, National Association, as trustee hereunder (hereinafter called the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Issuer’s 5.50% Exchangeable Senior Debentures due 2029 (hereinafter called the Debentures) guaranteed by the Guarantor.

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act (as defined below) or which are by reference therein defined in the Securities Act (as defined below) (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the respective meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Interest” has the meaning specified for Registration Default Damages in Section 7 of the Registration Rights Agreement (as defined below).

“Additional Interest Notice” has the meaning specified in Section 4.09.

“Additional Debentures” has the meaning specified in Section 2.01.

“Additional Designated Event Shares” has the meaning specified in Section 13.10(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 2.05(b)(v).

“Applicable Exchange Rate” as of any Trading Day, means the Exchange Rate in effect on such date, after giving effect to any adjustment provided for in Section 13.05 or Section 13.10.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state, or foreign law for the relief of debtors.

“Benefited Party” has the meaning specified in Section 15.01.

“Board of Directors” means the board of directors of the General Partner or a committee of such board duly authorized to act for it hereunder.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday, other than a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Charter” means the Articles of Amendment and Restatement of the Guarantor dated as of October 26, 2004, as amended by the Articles of Amendment, dated as of January 30, 2008, and as in effect on the date hereof.

“Closing Sale Price” of the Common Stock or other capital stock or similar equity interests or other publicly traded securities on any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which the Common Stock or such other capital stock or similar equity interests or other securities are traded or, if the Common Stock or such other capital stock or similar equity interests or other securities are not listed on a United States national or regional securities exchange, any United States system of automated dissemination of quotations of securities prices or an established over-the-counter trading market in the United States. The Closing Sale Price will be determined without regard to after-hours trading or extended market making. In the absence of the foregoing, the Issuer will determine the Closing Sale Price on such basis as the Issuer considers appropriate.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means any stock of any class of the Guarantor which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Guarantor and which is not subject to redemption by the Guarantor. Shares of Common Stock issuable on exchange of Debentures shall include only shares of the class designated as common stock of the Guarantor at the date of this Indenture (namely, the common stock, par value $0.01 per share) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Guarantor and which are not subject to redemption by the Guarantor; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on exchange shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Common Stock Legend” has the meaning specified in Section 2.05(c).

“Corporate Trust Office” or other similar term, means the designated office of the Trustee at which, at any particular time, its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at Wells Fargo Bank, National Association, 707 Wilshire Blvd., 17th Floor, Los Angeles, CA 90017, Attention: Corporate Trust Services, or at any other time at such other address as the Trustee may designate from time to time by notice to the Issuer.

“CUSIP” means the Committee on Uniform Securities Identification Procedures.

“Custodian” means Wells Fargo Bank, National Association, as custodian with respect to the Debentures in global form, or any successor entity thereto.

“Debenture” or “Debentures” means any Debenture or Debentures, as the case may be, authenticated and delivered under this Indenture, including the Initial Debentures, any Additional Debentures and any Global Debenture.

“Debenture Register” has the meaning specified in Section 2.05(a).

“Debenture Registrar” has the meaning specified in Section 2.05(a).

“Debentureholder” or “Holder” as applied to any Debenture, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Debenture is registered on the Debenture Registrar’s books.

“default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.03.

“Depository” means the clearing agency registered under the Exchange Act that is designated to act as the Depository for the Global Debentures. DTC shall be the initial Depository, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depository” shall mean or include such successor.

“Designated Event” means the occurrence at any time of any of the following events: (1) consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to the Common Stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of the Guarantor or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Guarantor) or a series of related transactions or events pursuant to which all of the outstanding Common Stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property more than ten percent (10%) of which consists of cash, securities or other property that are not, or upon issuance will not be, traded on a national securities exchange; (2) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Guarantor, the Issuer, any majority-owned Subsidiary of the Guarantor or the Issuer, or any employee benefit plan of the Guarantor, the Issuer or any such Subsidiary, is or becomes the “beneficial owner,” directly or indirectly, of more than fifty percent (50%) of the total voting power in the aggregate of all classes of capital stock of the Guarantor then outstanding and entitled to vote generally in elections of directors, other than pursuant to a transaction of the type contemplated in clause (1) of this definition of “Designated Event” that would be exempt from this definition of “Designated Event” pursuant to clause (1) above (for the avoidance of doubt the ownership of Units will not be deemed to constitute beneficial ownership of capital stock of the Guarantor); (3) during any period of twelve (12) consecutive months after the date of original issuance of the Debentures (for so long as the Guarantor is the general partner of the Issuer immediately prior to such transaction or series of related transactions), persons who at the beginning of such twelve (12) month period constituted the Board of Directors, together with any new persons whose election was approved by a vote of a majority of the persons then still comprising the Board of Directors who were either members of the Board of Directors at the beginning of such period or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors; or (4) the Guarantor (or any successor thereto permitted pursuant to the terms of this Indenture) ceases to be the general partner of the Issuer or ceases to control the Issuer; provided, however, that the pro rata distribution by the Guarantor to its stockholders of shares of the Guarantor’s capital stock or shares of any of the Guarantor’s other Subsidiaries will not, in and of itself, constitute a Designated Event for purposes of this definition.

For the purposes of this definition, “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Designated Event Repurchase Date” has the meaning specified in Section 3.05(a).

“DTC” means The Depository Trust Company.

“Effective Date” has the meaning specified in Section 13.10(b).

“Event of Default” means any event specified in Section 6.01 as an Event of Default.

“ex-dividend date” means, with respect to any distribution on shares of Common Stock, the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of the Common Stock to its buyer.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Exchange Agent” means the exchange agent appointed by the Issuer to act as set forth in Article 13, which, initially, shall be the Trustee.

“Exchange Date” has the meaning specified in Section 13.02.

“Exchange Notice” has the meaning specified in Section 13.02.

“Exchange Price” means, on any date of determination, $1,000, divided by the Exchange Rate as of such date.

“Exchange Rate” has the meaning specified in Section 13.04.

“Expiration Time” has the meaning specified in Section 13.05(e).

“Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

“General Partner” means the corporation named as the “General Partner” in the first paragraph of this Indenture, and, subject to the provisions of Article 10, shall include its successors and assigns.

“Global Debenture” has the meaning specified in Section 2.02.

“Guarantee” means the full and unconditional guarantee provided by the Guarantor in respect of the Debentures as made applicable to the Debentures in accordance with the provisions of Section 15.01 hereof.

“Guarantee Obligations” has the meaning specified in Section 15.01.

“Guarantor” means the corporation named as the “Guarantor” in the first paragraph of this Indenture, and, subject to the provisions of Article 10, shall include its successors and assigns.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Debentures” has the meaning specified in Section 2.01.

“Initial Purchasers” means each of Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, KeyBanc Capital Markets Inc., Raymond James & Associates, Inc. and RBC Capital Markets Corporation (each, an “Initial Purchaser”).

“interest” means, when used with reference to the Debentures, any interest payable under the terms of the Debentures, including Additional Interest, if any, payable under the terms of the Registration Rights Agreement.

“Issuer” means the limited partnership named as the “Issuer” in the first paragraph of this Indenture, and, subject to the provisions of Article 10, shall include its successors and assigns.

“Issuer Repurchase Notice” has the meaning specified in Section 3.07(b).

“Issuer Repurchase Notice Date” has the meaning specified in Section 3.07(a).

“Make Whole Cap” has the meaning specified in Section 13.10(f)(ii).

“Make Whole Floor” has the meaning specified in Section 13.10(f)(iii).

“Market Disruption Event” means the occurrence or existence for more than one half-hour period in the aggregate on any scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the New York Stock Exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Maturity Date” means April 15, 2029.

“Maximum Exchange Rate” has the meaning specified in Section 13.05(f).

“Offering Memorandum” means the Issuer’s and the Guarantor’s offering memorandum dated April 14, 2009 relating to the Debentures unconditionally guaranteed by the Guarantor.

“Officer” means any person holding any of the following positions with the General Partner: the Chairman of the Board, the Chief Executive Officer, the President, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Chief Financial Officer, the Treasurer and the Secretary.

“Officers’ Certificate,” when used with respect to the Issuer, means a certificate signed by any two Officers or by one such Officer and any Assistant Treasurer or Assistant Secretary of the General Partner.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Issuer, or other counsel reasonably acceptable to the Trustee.

“outstanding”, when used with reference to Debentures and subject to the provisions of Section 8.04, means, as of any particular time, all Debentures authenticated and delivered by the Trustee under this Indenture, except:

(a) Debentures theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Debentures, or portions thereof, (i) for the redemption or repurchase of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Issuer or the Guarantor) or (ii) which shall have been otherwise discharged in accordance with Article 11;

(c) Debentures in lieu of which, or in substitution for which, other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.06; and

(d) Debentures exchanged pursuant to Article 13, and Debentures paid or redeemed or repurchased pursuant to Article 3.

“Paying Agent” has the meaning specified in Section 2.08.

“Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Predecessor Debenture” of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture, and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.06 lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture that it replaces.

“premium” means any premium payable under the terms of the Debentures.

“Purchase Agreement” means the Purchase Agreement, dated as of April 14, 2009, among the Issuer, the Guarantor and the Initial Purchasers.

“Record Date” has the meaning specified in Section 2.03.

“Redemption Date” means, with respect to any Debenture or portion thereof to be redeemed in accordance with the provisions of Section 3.01 hereof, the date fixed for such redemption in accordance with the provisions of Section 3.01 hereof.

“Redemption Price” has the meaning provided in Section 3.01 hereof.

“Reference Dividend” has the meaning specified in Section 13.05(d).

“Reference Property” has the meaning specified in Section 13.05(n).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of April 20, 2009, among the Issuer, the Guarantor and the Initial Purchasers, as amended from time to time in accordance with its terms.

“Repurchase Date” has the meaning specified in Section 3.06(a).

“Repurchase Notice” has the meaning specified in Section 3.06(c).

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of or familiarity with the particular subject.

“Restricted Debentures Legend” has the meaning specified in Section 2.05(c).

“Restricted Securities” has the meaning specified in Section 2.05(c).

“Rule 144A” means Rule 144A as promulgated under the Securities Act as it may be amended from time to time hereafter.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Significant Subsidiary” has the meaning specified in Section 6.01(e).

“Spin-Off” has the meaning specified in Section 13.05(c).

“Stated Maturity,” with respect to any Debenture or any installment of principal thereof or interest thereon, means the date established by or pursuant to this Indenture or such Debenture as the fixed date on which the principal of such Debenture or such installment of principal or interest is due and payable.

“Stock Price” has the meaning specified in Section 13.10(b).

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).

“Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Guarantor’s Common Stock is not then traded, “Trading Day” means any Business Day.

“transfer” has the meaning specified in Section 2.05(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture; provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means Wells Fargo Bank, National Association, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

“Units” means the limited partnership units of the Issuer.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF

DEBENTURES

Section 2.01 Designation Amount and Issue of Debentures. The Debentures shall be designated as “5.50% Exchangeable Senior Debentures due 2029.” Upon the execution of this Indenture, and from time to time thereafter, Debentures may be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver Debentures upon a written order of the Issuer, such order signed by two Officers or by an Officer and either an Assistant Treasurer of the General Partner or any Assistant Secretary of the General Partner, without any further action by the Issuer hereunder.

The aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is unlimited; provided that upon initial issuance (including any issuance upon exercise of the Initial Purchasers’ option set forth in Section 2(b) of the Purchase Agreement), the aggregate principal amount of Debentures outstanding shall not exceed $266,400,000, except as provided in Section 2.06. The Issuer may, without the consent of the Holders of Debentures, issue additional Debentures (the “Additional Debentures”) from time to time in the future with the same terms and the same CUSIP number as the Debentures originally issued under this Indenture (the “Initial Debentures”) in an unlimited principal amount, provided that such Additional Debentures must be part of the same issue as and fungible with the Initial Debentures for United States federal income tax purposes. The Initial Debentures and any such Additional Debentures will constitute a single series of debt securities, and in circumstances in which this Indenture provides for the Holders of Debentures to vote or take any action, the Holders of Initial Debentures and the Holders of any such Additional Debentures will vote or take that action as a single class.

Section 2.02 Form of Debentures. The Debentures, the Guarantee and the Trustee’s certificate of authentication to be borne by such Debentures shall be substantially in the form set forth in Exhibit A hereto. The terms and provisions contained in the form of Debenture attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Debentures may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian, the Depository or as may be required for the Debentures to be tradable on any market existing or developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Debentures may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Debentures are subject.

So long as the Debentures are eligible for book-entry settlement with the Depository, or unless otherwise required by law, or otherwise contemplated by Section 2.05(b), all of the Debentures will be represented by one or more Debentures in global form registered in the name of the Depository or the nominee of the Depository (a “Global Debenture”). The transfer and exchange of beneficial interests in any such Global Debenture shall be effected through the Depository in accordance with this Indenture and the applicable procedures of the Depository.

Except as provided in Section 2.05(b), beneficial owners of a Global Debenture shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Debenture.

Any Global Debenture shall represent such of the outstanding Debentures as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Debentures from time to time endorsed thereon and that the aggregate amount of outstanding Debentures represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, exchanges, or transfers permitted hereby. Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the amount of outstanding Debentures represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Debentures in accordance with this Indenture. Payment of principal of, interest on and premium, if any, on any Global Debenture shall be made to the Holder of such Debenture.

Section 2.03 Date and Denomination of Debentures; Payments of Interest. The Debentures shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Debenture shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Debenture attached as Exhibit A hereto. Interest on the Debentures shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

The Person in whose name any Debenture (or its Predecessor Debenture) is registered on the Debenture Register at 5:00 p.m., New York City time, on any Record Date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date. Notwithstanding the foregoing, any Debenture or portion thereof surrendered for exchange during the period from 5:00 p.m., New York City time, on the Record Date for any interest payment date to 5:00 p.m., New York City time, on the applicable interest payment date must be accompanied by payment, in immediately available funds or other funds acceptable to the Issuer, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being exchanged; provided, however, that no such payment need be made (1) if a Holder exchanges its Debentures in connection with a redemption and the Issuer has specified a Redemption Date that is after a Record Date and on or prior to the related interest payment date, (2) if a Holder exchanges its Debentures in connection with a Designated Event and the Issuer has specified a Designated Event Repurchase Date that is after a Record Date and on or prior to the related interest payment date, (3) in respect of exchanges that occur after the Record Date immediately preceding the Maturity Date or (4) to the extent of any overdue interest, if any overdue interest exists at the time of exchange with respect to such Debenture. Interest shall be payable at the office of the Issuer maintained by the Issuer for such purposes in the City of Minneapolis, which shall initially be an office or agency of the Trustee. The Issuer shall pay interest (i) on any Debentures in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Debenture Register; provided, however, that a Holder of any Debentures in certificated form in the aggregate principal amount of more than $2.0 million may specify by written notice to the Issuer that it pay interest by wire transfer of immediately available funds to the account specified by the Debentureholder in such notice, or (ii) on any Global Debenture by wire transfer of immediately available funds to the account of the Depository or its nominee. If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon. The term “Record Date” with respect to any interest payment date shall mean the April 1 or October 1 preceding the applicable April 15 or October 15 interest payment date, respectively.

Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any April 15 or October 15 (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder registered as such on the relevant Record Date, and such Defaulted Interest shall be paid by the Issuer, at its election in each case, as provided in clause (a) or (b) below:

(a) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at 5:00 p.m., New York City time, on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment (which shall be not less than twenty-five (25) calendar days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) calendar days and not less than ten (10) calendar days prior to the date of the proposed payment, and not less than ten (10) calendar days after the receipt by the Trustee of the notice of the proposed payment (unless, the Trustee shall consent to an earlier date). The Trustee shall promptly notify the Issuer of such special record date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be sent by electronic transmission or mailed, first-class postage prepaid, to each Holder at its address as it appears in the Debenture Register, not less than ten (10) calendar days prior to such special record date (unless, the Trustee shall consent to an earlier date). Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at 5:00 p.m., New York City time, on such special record date and shall no longer be payable pursuant to the following clause (b) of this Section 2.03.

(b) The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Debentures may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04 Execution of Debentures. The Debentures shall be signed in the name and on behalf of the Issuer by the manual or facsimile signature of an Officer. Only such Debentures as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Debenture attached as Exhibit A hereto, executed manually or by facsimile by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 16.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Debenture executed by the Issuer shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer who shall have signed any of the Debentures shall cease to be such Officer before the Debentures so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Issuer, such Debentures nevertheless may be authenticated and delivered or disposed of as though the person who signed such Debentures had not ceased to be such Officer, and any Debenture may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Debenture, shall be the proper Officers, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.05 Exchange and Registration of Transfer of Debentures; Restrictions on Transfer.

(a) The Issuer shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Issuer designated pursuant to Section 4.02 being herein sometimes collectively referred to as the “Debenture Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Debentures and of transfers of Debentures. The Debenture Register shall be in written form or in any form capable of being exchanged into written form within a reasonably prompt period of time. The Trustee is hereby appointed “Debenture Registrar” for the purpose of registering Debentures and transfers of Debentures as herein provided. The Issuer may appoint one or more co-registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Debenture to the Debenture Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Debentures may be exchanged for other Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at any such office or agency maintained by the Issuer pursuant to Section 4.02. Whenever any Debentures are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Debentures which the Debentureholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

All Debentures presented or surrendered for registration of transfer or for exchange, redemption, or repurchase shall (if so required by the Issuer or the Debenture Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer, and the Debentures shall be duly executed by the Debentureholder thereof or its attorney duly authorized in writing.

No service charge shall be made to any Holder for any registration of, transfer or exchange of Debentures, but the Issuer may require payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures.

In the event of any redemption in part, the Issuer shall not be required to: (i) issue or register the transfer or exchange of any Debenture during a period beginning at the opening of business 15 days before any selection of Debentures for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Debentures to be so redeemed, or (ii) register the transfer or exchange of any Debenture so selected for redemption, in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

(b) The following provisions shall apply only to Global Debentures:

(i) Each Global Debenture authenticated under this Indenture shall be registered in the name of the Depository or a nominee thereof and delivered to such Depository or a nominee thereof or Custodian therefor, and each such Global Debenture shall constitute a single Debenture for all purposes of this Indenture.

(ii) Notwithstanding any other provision in this Indenture, no Global Debenture may be exchanged in whole or in part for Debentures registered, and no transfer of a Global Debenture in whole or in part may be registered, in the name of any Person other than the Depository or a nominee thereof unless (1) the Depository (x) has notified the Issuer that it is unwilling or unable to continue as Depository for such Global Debenture or (y) has ceased to be a clearing agency registered under the Exchange Act, and a successor Depository has not been appointed by the Issuer within ninety (90) calendar days, (2) an Event of Default has occurred and is continuing or (3) the Issuer, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Debentures represented by Global Debentures. Any Global Debenture exchanged pursuant to clause (1) or (2) above shall be so exchanged in whole and not in part and any Global Debenture exchanged pursuant to clause (3) above may be exchanged in whole or from time to time in part as directed by the Issuer. Any Debenture issued in exchange for a Global Debenture or any portion thereof shall be a Global Debenture; provided that any such Debenture so issued that is registered in the name of a Person other than the Depository or a nominee thereof shall not be a Global Debenture.

(iii) Debentures issued in exchange for a Global Debenture or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Debenture or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depository shall designate and shall bear any legends required hereunder. Any Global Debenture to be exchanged in whole shall be surrendered by the Depository to the Trustee, as Debenture Registrar. With regard to any Global Debenture to be exchanged in part, either such Global Debenture shall be so surrendered for exchange or, if the Trustee is acting as Custodian for the Depository or its nominee with respect to such Global Debenture, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Debenture issuable on such exchange to or upon the written order of the Depository or an authorized representative thereof.

(iv) In the event of the occurrence of any of the events specified in clause (ii) above, the Issuer will promptly make available to the Trustee a reasonable supply of certificated Debentures in definitive, fully registered form, without interest coupons.

(v) Neither any members of, or participants in, the Depository (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Debenture registered in the name of the Depository or any nominee thereof, and the Depository or such nominee, as the case may be, may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or such nominee, as the case may be, or impair, as between the Depository, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Debenture.

(vi) At such time as all interests in a Global Debenture have been redeemed, repurchased, exchanged, or canceled for Debentures in certificated form, such Global Debenture shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depository and the Custodian. At any time prior to such cancellation, if any interest in a Global Debenture is redeemed, repurchased, exchanged, or canceled for Debentures in certificated form, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions existing between the Depository and the Custodian, be appropriately reduced, and an endorsement shall be made on such Global Debenture, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

(c) Every Debenture (and all securities issued in exchange therefor or in substitution thereof) that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (the “Restricted Debentures Legend”), and any Common Stock that bears or is required under this Section 2.05(c) to bear the Common Stock legend set forth in this Section 2.05(c) (the “Common Stock Legend”) (collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those set forth in the legends below) unless such restrictions on transfer shall be waived by written consent of the Issuer, and the Holder of each such Restricted Security, by such Debenture Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c), the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

Until the Maturity Date for the Debentures any certificate evidencing a Restricted Security shall bear a legend in substantially the following form, or unless otherwise agreed by the Issuer in writing, with written notice thereof to the Trustee:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER, DIGITAL REALTY TRUST, INC. OR A SUBSIDIARY OF THE ISSUER; OR (B) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE).

Each stock certificate representing shares of Common Stock issued upon exchange of any Debenture, shall bear a Common Stock Legend unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Issuer in writing, with written notice thereof to the Trustee:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES

ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY OF THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE TRANSFER AGENT AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such shares of Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the Common Stock Legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the Common Stock Legend required by this Section 2.05(c).

(d) By its acceptance of any Debenture bearing the Restricted Debentures Legend, each Holder of such Debenture acknowledges the restrictions on transfer of such Debenture set forth in this Indenture and in the Restricted Debentures Legend and agrees that it will transfer such Debenture only as provided in this Indenture and as permitted by applicable law.

(e) Any Restricted Securities purchased or owned by the Issuer or any Affiliate thereof may not be resold by the Issuer or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Debentures or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

(f) The Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Debentures or with respect to the delivery to any Agent Member or other Person (other than the Depository) of any notice

(including any notice of redemption) or the payment of any amount, under or with respect to such Debentures. All notices and communications to be given to the Debentureholders and all payments to be made to Debentureholders under the Debentures shall be given or made only to or upon the order of the registered Debentureholders (which shall be the Depository or its nominee in the case of a Global Debenture). The rights of beneficial owners in any Global Debenture shall be exercised only through the Depository subject to the customary procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Agent Members.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debenture (including any transfers between or among Agent Members in any Global Indenture) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.06 Mutilated, Destroyed, Lost or Stolen Debentures. In case any Debenture shall become mutilated or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Debenture, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. In every case, the applicant for a substituted Debenture shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Debenture and make available for delivery such Debenture. Upon the issuance of any substituted Debenture, the Issuer may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debenture which has matured or is about to mature or has been called for redemption or has been properly tendered for repurchase on a Designated Event Repurchase Date (and not withdrawn) or has been tendered for repurchase on a Repurchase Date (and not withdrawn), as the case may be, or is to be exchanged pursuant to this Indenture, shall become mutilated or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Debenture, pay or authorize the payment of or exchange or authorize the exchange of the same (without surrender thereof except in the case of a mutilated Debenture), as the case may be, if the applicant for such payment or exchange shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, the Trustee and, if applicable, any Paying Agent or Exchange Agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

Every substitute Debenture issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Debenture is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Debenture shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. To the extent permitted by law, all Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or exchange or redemption or repurchase of mutilated, destroyed, lost or stolen Debentures and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or exchange or redemption or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07 Temporary Debentures. Pending the preparation of Debentures in certificated form, the Issuer may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Issuer, authenticate and deliver temporary Debentures (printed or lithographed). Temporary Debentures shall be issuable in any authorized denomination, and substantially in the form of the Debentures in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Issuer. Every such temporary Debenture shall be executed by the Issuer and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Debentures in certificated form. Without unreasonable delay, the Issuer will execute and deliver to the Trustee or such authenticating agent Debentures in certificated form and thereupon any or all temporary Debentures may be surrendered in exchange therefor, at each office or agency maintained by the Issuer pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Debentures an equal aggregate principal amount of Debentures in certificated form. Such exchange shall be made by the Issuer at its own expense and without any charge therefor. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Debentures in certificated form authenticated and delivered hereunder.

Section 2.08 Cancellation of Debentures. All Debentures surrendered for the purpose of payment, redemption, repurchase, exchange or registration of transfer shall, if surrendered to the Issuer or any paying agent to whom Debentures may be presented for payment (the “Paying Agent”) or Exchange Agent, which shall initially be the Trustee, or any Debenture Registrar, be surrendered to the Trustee and promptly canceled by it or, if surrendered to the Trustee, shall be promptly canceled by it and no Debentures shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Debentures in accordance with its customary procedures. If the Issuer shall acquire any of the Debentures, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Debentures unless and until the same are delivered to the Trustee for cancellation.

Section 2.09 CUSIP Numbers. The Issuer in issuing the Debentures may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Debentureholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 3

REDEMPTION AND REPURCHASE OF DEBENTURES

Section 3.01 Optional Redemption of Debentures.

(a) The Issuer shall have the right to redeem the Debentures for cash, in whole or in part, (i) prior to April 18, 2014, if the Issuer determines it is necessary to redeem the Debentures in order to preserve the Guarantor’s status as a real estate investment trust and (ii) at any time or from time to time, on or after April 18, 2014, in each case upon the notice set forth in Section 3.02 at a redemption price (“Redemption Price”) equal to 100% of the principal amount of the Debentures to be redeemed plus unpaid interest, if any, accrued thereon to, but excluding, the Redemption Date; provided, however, that if the Redemption Date falls after a Record Date and on or prior to the corresponding interest payment date, the Issuer will pay the full amount of accrued and unpaid interest, if any, on such interest payment date to the Holder of record at the close of business on the corresponding Record Date (instead of the Holder surrendering its Debentures for redemption) and the Redemption Price shall be equal to 100% of the principal amount of the Debentures to be redeemed. In connection with any redemption by the Issuer pursuant to clause (i) in this Section 3.01(a), the Issuer shall provide the Trustee with an Officers’ Certificate evidencing that the Board of Directors has, in good faith, made the determination that it is necessary to redeem the Debentures in order to preserve the Guarantor’s status as a real estate investment trust.

(b) The Issuer shall not redeem the Debentures pursuant to Section 3.01(a) on any date if the principal amount of the Debentures has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date (except in the case of an acceleration resulting from a default by the Issuer in the payment of the Redemption Price with respect to the Debentures to be redeemed).

Section 3.02 Notice of Optional Redemption; Selection of Debentures. In case the Issuer shall desire to exercise the right to redeem all or, as the case may be, any part of the Debentures pursuant to Section 3.01, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than five (5) Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date the notice of redemption is to be sent, the Trustee in the name of and at the expense of the Issuer, shall mail or cause to be mailed, or sent by electronic transmission a notice of such redemption not fewer than thirty (30) calendar days nor more than sixty (60) calendar days prior to the Redemption Date to each Holder of Debentures so to be redeemed in whole or in part at its last address as the same appears on the Debenture Register; provided that if the Issuer makes such request of the Trustee, it shall, together with such request, also give written notice of the Redemption Date to the Trustee, provided further that the text of the notice shall be prepared by the Issuer. Such mailing shall be by first class mail or sent by electronic transmission. The notice, if sent in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture. Concurrently with the sending of any such notice of redemption, the Issuer shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Issuer in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the redemption notice or any of the proceedings for the redemption of any Debenture called for redemption.

Each such notice of redemption shall specify: (i) the aggregate principal amount of Debentures to be redeemed, (ii) the CUSIP number or numbers of the Debentures being redeemed, (iii) the Redemption Date (which shall be a Business Day), (iv) the Redemption Price at which Debentures are to be redeemed, (v) the place or places of payment and that payment will be made upon presentation and surrender of such Debentures, (iv) that interest accrued and unpaid to, but excluding, the Redemption Date will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue, (vii) that the Holder has a right to exchange the Debentures called for redemption, (viii) the Exchange Rate on the date of such notice and (ix) the time and date on which the right to exchange such Debentures or portions thereof pursuant to this Indenture will expire. If fewer than all the Debentures are to be redeemed, the notice of redemption shall identify the Debentures to be redeemed (including CUSIP numbers, if any). In case any Debenture is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be issued.

Whenever any Debentures are to be redeemed, the Issuer will give the Trustee written notice of the Redemption Date, together with an Officers’ Certificate as to the aggregate principal amount of Debentures to be redeemed not fewer than thirty (30) calendar days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date.

On or prior to the Redemption Date specified in the notice of redemption given as provided in this Section 3.02, the Issuer will deposit with the Paying Agent (or, if the Issuer is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Debentures (or portions thereof) so called for redemption (other than those theretofore surrendered for exchange) at the appropriate Redemption Price; provided that if such payment is made on the Redemption Date, it must be received by the Paying Agent, by 11:00 a.m., New York City time, on such date. The Issuer shall be entitled to retain any interest, yield or gain on amounts deposited with the Paying Agent pursuant to this Section 3.02 in excess of amounts required hereunder to pay the Redemption Price. If any Debenture called for redemption is exchanged pursuant hereto prior to such Redemption Date, any money deposited with the Paying Agent or so segregated and held in trust for the redemption of such Debenture shall be paid to the Issuer or, if then held by the Issuer, shall be discharged from such trust.

If less than all of the outstanding Debentures are to be redeemed, the Trustee shall select the Debentures or portions thereof of the Global Debenture or the Debentures in certificated form to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate or is required by the Depository. If any Debenture selected for redemption is submitted for exchange in part after such selection, the portion of such Debenture submitted for exchange shall be deemed (so far as may be possible) to be the portion to be selected for redemption. The Debentures (or portions thereof) so selected for redemption shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Debenture is submitted for exchange in part before the mailing of the notice of redemption.

Upon any redemption of less than all of the outstanding Debentures, the Issuer and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Debentures that are unexchanged and outstanding at the time of redemption, treat as outstanding any Debentures surrendered for exchange during the period of fifteen (15) calendar days preceding the sending of a notice of redemption and may (but need not) treat as outstanding any Debenture authenticated and delivered during such period in exchange for the unexchanged portion of any Debenture exchanged in part during such period.

Section 3.03 Payment of Debentures Called for Redemption by the Issuer. If notice of redemption has been given as provided in Section 3.02, the Debentures or portion of Debentures with respect to which such notice has been given shall, unless exchanged pursuant to the terms hereof, become due and payable on the Redemption Date and at the place or places stated in such notice at the Redemption Price, and unless the Issuer shall default in the payment of such Debentures at the Redemption Price, interest on the Debentures or portion of Debentures so called for redemption shall cease to accrue on and after the Redemption Date and, after 5:00 p.m., New York City time, on the second Business Day immediately preceding the Redemption Date (unless the Issuer shall default in the payment of the Redemption Price) such Debentures shall cease to be exchangeable pursuant to this Indenture and, except as provided in Section 7.05 and Section 11.02, to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Debentures except the right to receive the Redemption Price thereof. On presentation and surrender of such Debentures at a place of payment in said notice specified, the said Debentures or the specified portions thereof shall be paid and redeemed by the Issuer at the Redemption Price, together with interest accrued thereon to, but excluding, the Redemption Date.

Upon presentation of any Debenture redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Issuer, a new Debenture or Debentures, of authorized denominations, in principal amount equal to the unredeemed portion of the Debentures so presented.

Section 3.04 Sinking Fund. There shall be no sinking fund provided for the Debentures.

Section 3.05 Repurchase at Option of Holders Upon a Designated Event.

(a) If there shall occur a Designated Event at any time prior to maturity of the Debentures, then each Debentureholder shall have the right, at such Holder’s option, to require the Issuer to repurchase all of such Holder’s Debentures, or any portion thereof that is a multiple of $1,000 principal amount, in cash, on a date (the “Designated Event Repurchase Date”) specified by the Issuer, which may be no earlier than fifteen (15) days and no later than thirty (30) days after the date of the Issuer Repurchase Notice related to such Designated Event, at a repurchase price equal to 100% of the principal amount of the Debentures being repurchased, plus accrued and unpaid interest to, but excluding, the Designated Event Repurchase Date; provided, however, that if the Designated Event Repurchase Date falls after a Record Date and on or prior to the corresponding interest payment date, the Issuer will pay the full amount of accrued and unpaid interest, if any, on such interest payment date to the Holder of record at the close of business on the corresponding Record Date, and the repurchase price will be 100% of the principal amount of the Debentures to be repurchased.

(b) On or before the tenth calendar day after the occurrence of a Designated Event, the Issuer shall mail or cause to be mailed (or sent by electronic transmission) to all Holders of record on the date of the Designated Event (and to beneficial owners as required by applicable law) an Issuer Repurchase Notice as set forth in Section 3.07 with respect to such Designated Event. The Issuer shall also deliver a copy of the Issuer Repurchase Notice to the Trustee and the Paying Agent at such time as it is mailed to Debentureholders. In addition to the mailing of such Issuer Repurchase Notice, the Issuer shall disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News announcing the occurrence of such Designated Event or publish such information in The Wall Street Journal or another newspaper of general circulation in The City of New York or on the Guarantor’s website, or through such other public medium as the Issuer shall deem appropriate at such time.

No failure of the Issuer to give the foregoing notices and no defect therein shall limit the Debentureholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Debentures pursuant to this Section 3.05.

(c) For a Debenture to be repurchased at the option of the Holder pursuant to this Section 3.05, the Holder must deliver to the Paying Agent, prior to 5:00 p.m., New York City time, on the second Business Day immediately prior to the Designated Event Repurchase Date, (i) a written notice of repurchase (the “Designated Event Repurchase Notice”) in the form set forth on the reverse of the Debenture duly completed (if the Debenture is certificated) or stating the following (if the Debenture is represented by a Global Debenture): (A) the certificate number of the Debenture that the Holder will deliver to be repurchased (if the Debenture is certificated) or that the relevant Designated Event Repurchase Notice complies with the appropriate Depository procedures (if the Debenture is represented by a Global Debenture), (B) the portion of the principal amount of the Debenture which the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 (provided that the remaining principal amount of Debentures not subject to repurchase must be in an authorized denomination) and (C) that such Debenture shall be repurchased as of the Designated Event Repurchase Date pursuant to the terms and conditions specified in the Debenture and in this Indenture; together with (ii) such Debentures duly endorsed for transfer (if the Debenture is certificated) or book-entry transfer of such Debenture (if such Debenture is represented by a Global Debenture). The delivery of such Debenture to the Paying Agent with, or at any time after delivery of, the Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the repurchase price therefore; provided, however, that such repurchase price shall be so paid pursuant to this Section 3.05 only if the Debentures so delivered to the Paying Agent shall conform in all respects to the description thereof in the Repurchase Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Debenture for repurchase shall be determined by the Issuer, whose determination shall be final and binding absent any manifest error.

(d) The Issuer, if so requested, shall repurchase from the Holder thereof, pursuant to this Section 3.05, a portion of a Debenture, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Debenture also apply to the repurchase of such portion of such Debenture.

(e) Notwithstanding the foregoing, no Debentures may be repurchased by the Issuer pursuant to this Section 3.05 if the principal amount of the Debentures has been accelerated, and such acceleration has not been rescinded or cured, on or prior to the relevant Repurchase Date (except in the case of an acceleration resulting from a default by the Issuer in the payment of the repurchase price pursuant to this Section 3.05 with respect to the Debentures to be repurchased).

(f) The Paying Agent shall promptly notify the Issuer of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

Any repurchase by the Issuer contemplated pursuant to the provisions of this Section 3.05 shall be consummated by the delivery of the consideration to be received by the Holder (i) on the Designated Event Repurchase Date if the book-entry transfer or delivery of the Debentures to the Paying Agent is effected prior to the close of business on the second Business Day prior to the Designated Event Repurchase Date, and (ii) if delivered later, within two (2) Business Days following the time of the book-entry transfer or delivery of the Debenture. Payment of the repurchase price for a Debenture for which a Repurchase Notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Debentures, together with necessary endorsements, to the Paying Agent.

Section 3.06 Repurchase of Debentures at the Option of Holders.

(a) Each Debentureholder shall have the right, at such Holder’s option, to require the Issuer to repurchase all of such Holder’s Debentures, or any portion thereof that is a multiple of $1,000 principal amount, in cash, on April 15, 2014, April 15, 2019, and April 15, 2024 (each, a “Repurchase Date”), at a repurchase price of 100% of the principal amount of the Debentures being repurchased, plus accrued and unpaid interest to, but excluding, the Repurchase Date; provided, however, that if the Repurchase Date falls after a Record Date and on or prior to the corresponding interest payment date, the Issuer will pay the full amount of accrued and unpaid interest, if any, on such interest payment date to the Holder of record at the close of business on the corresponding Record Date and the repurchase price will be 100% of the principal amount of the Debentures to be repurchased.

(b) On or before the twentieth (20th) Business Day immediately preceding each Repurchase Date, the Issuer shall send or cause to be sent to all Holders of record on such date (and to beneficial owners as required by applicable law) an Issuer Repurchase Notice as set forth in Section 3.07. The Issuer shall also deliver a copy of the Issuer Repurchase Notice to the Trustee and the Paying Agent at such time as it is sent to Debentureholders. In addition to the mailing of such Issuer Repurchase Notice, the Issuer shall disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing the information specified in such notice or publish such information in The Wall Street Journal or another newspaper of general circulation in The City of New York or on the Guarantor’s website, or through such other public medium as the Issuer shall deem appropriate at such time. No failure of the Issuer to give the foregoing notices and no defect therein shall limit the Debentureholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Debentures pursuant to this Section 3.06.

(c) For a Debenture to be so repurchased at the option of the Holder pursuant to this Section 3.06, the Holder must deliver to the Paying Agent, during the period beginning at 9:00 a.m., New York City time, on the date that is twenty (20) Business Days prior to the applicable Repurchase Date and ending at 5:00 p.m., New York City time, on the second Business Day immediately prior to the applicable Repurchase Date, (i) a written notice of repurchase (the “Repurchase Notice”) in the form set forth on the reverse of the Debenture duly completed (if the Debenture is certificated) or stating the following (if the Debenture is represented by a Global Debenture): (A) the certificate number of the Debenture which the Holder will deliver to be repurchased (if the Debenture is certificated) or that the relevant Repurchase Notice complies with the appropriate Depository procedures (if the Debenture is represented by Global Debenture), (B) the portion of the principal amount of the Debenture which the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 (provided that the remaining principal amount of Debentures not subject to repurchase must be in an integral multiple of $1,000) and (C) that such Debenture shall be repurchased as of the Repurchase Date pursuant to the terms and conditions specified in the Debenture and in this Indenture; together with (ii) such Debentures duly endorsed for transfer (if the Debenture is certificated) or book entry transfer of such Debenture (if such Debenture is represented by a Global Debenture). The delivery of such Debenture to the Paying Agent with, or at any time after delivery of, the Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the repurchase price therefore;

provided, however, that such repurchase price shall be so paid pursuant to this Section 3.06 only if the Debentures so delivered to the Paying Agent shall conform in all respects to the description thereof in the Repurchase Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Debenture for repurchase shall be determined by the Issuer, whose determination shall be final and binding absent manifest error.

(d) The Issuer, if so requested, shall repurchase from the Holder thereof, pursuant to this Section 3.06, a portion of a Debenture, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Debenture also apply to the repurchase of such portion of such Debenture.

(e) Notwithstanding the foregoing, no Debentures may be repurchased by the Issuer pursuant to this Section 3.06 if the principal amount of the Debentures has been accelerated, and such acceleration has not been rescinded or cured, on or prior to the relevant Repurchase Date (except in the case of an acceleration resulting from a default by the Issuer in the payment of the repurchase price pursuant to this Section 3.06 with respect to the Debentures to be repurchased).

(f) The Paying Agent shall promptly notify the Issuer of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

Any repurchase by the Issuer contemplated pursuant to the provisions of this Section 3.06 shall be consummated by the delivery of the consideration to be received by the Holder (i) on the Repurchase Date if the book-entry transfer or delivery of the Debentures to the Paying Agent is effected prior to the close of business on the Business Day prior to the Repurchase Date, and (ii) if delivered later, within two (2) Business Days following the time of the book-entry transfer or delivery of the Debenture. Payment of the repurchase price for a Debenture for which a Repurchase Notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Debentures, together with necessary endorsements, to the Paying Agent.

Section 3.07 Issuer Repurchase Notice.

(a) The Issuer Repurchase Notice, as provided in Section 3.07(b), shall be given to Holders in the event of a Designated Event, on or before the tenth calendar day after the occurrence of such a Designated Event as provided in Section 3.05(b) or not less than twenty (20) Business Days prior to the Repurchase Date as provided in Section 3.06(b) (in either case, the “Issuer Repurchase Notice Date”).

(b) In connection with any repurchase of Debentures, the Issuer shall, on the applicable Issuer Repurchase Notice Date, give written notice to Holders (with a copy to the Trustee) setting forth information specified in this Section (in either case, the “Issuer Repurchase Notice”).

Each Issuer Repurchase Notice shall:

(i) state the repurchase price, and the Designated Event Repurchase Date or the Repurchase Date to which the relevant Issuer Repurchase Notice relates;

(ii) state, if applicable, the circumstances constituting the Designated Event;

(iii) state that Holders must exercise their right to elect to repurchase prior to 5:00 p.m., New York City time, on the second Business Day immediately prior to the Repurchase Date or the second Business Day immediately prior to the Designated Event Repurchase Date, as the case may be;

(iv) include a form of Repurchase Notice;

(v) state the name and address of the Trustee, the Paying Agent and, if applicable, the Exchange Agent;

(vi) state that Debentures must be surrendered to the Paying Agent to collect the repurchase price;

(vii) state that a Holder may withdraw its Repurchase Notice or the Designated Event Repurchase Notice, as the case may be, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately prior to the Repurchase Date, or on the second Business Day immediately prior to the Designated Event Repurchase Date, as the case may be, by delivering a valid written notice of withdrawal in accordance with Section 3.08;

(viii) if the Debentures are then exchangeable, state that Debentures as to which a Repurchase Notice or the Designated Event Repurchase Notice, as the case may be, has been given may be exchanged only if the Repurchase Notice or Designated Event Repurchase Notice, as the case may be, is withdrawn in accordance with the terms of this Indenture;

(ix) state the amount of interest accrued and unpaid per $1,000 principal amount of Debentures to, but excluding, the Designated Event Repurchase Date or Repurchase Date, as the case may be;

(x) state that, unless the Issuer defaults in making payment of the repurchase price, interest on Debentures covered by any Repurchase Notice or Designated Event Repurchase Notice, as the case may be, shall cease to accrue on and after the Designated Event Repurchase Date or the Repurchase Date, as the case may be;

(xi) state the CUSIP number of the Debentures, if CUSIP numbers are then in use; and

(xii) state the procedures for withdrawing a Repurchase Notice or Designated Event Repurchase Notice, as the case may be, including a form of notice of withdrawal (as specified in Section 3.08).

An Issuer Repurchase Notice may be given by the Issuer or, at the Issuer’s request, the Trustee shall give such Issuer Repurchase Notice in the Issuer’s name and at the Issuer’s expense; provided that the text of the Issuer Repurchase Notice shall be prepared by the Issuer.

If any of the Debentures is represented by a Global Debenture, then the Issuer will modify such Issuer Repurchase Notice to the extent necessary to accord with the applicable procedures of the Depository that apply to the repurchase of Global Debentures.

(c) The Issuer will, to the extent applicable, comply with the provisions of Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act that may be applicable at the time of the repurchase of the Debentures, file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and comply with all other applicable federal and state securities laws in connection with the repurchase of the Debentures.

Section 3.08 Effect of Repurchase Notice; Withdrawal. Upon receipt by the Paying Agent of the Repurchase Notice or Designated Event Repurchase Notice, as the case may be, the Holder of the Debenture in respect of which such Repurchase Notice or Designated Event Repurchase Notice, as the case may be, was given shall (unless such Repurchase Notice is validly withdrawn in accordance with this Section 3.08) thereafter be entitled to receive solely the repurchase price with respect to such Debenture. Such repurchase price shall be paid to such Holder, within two (2) Business Days following the later of (x) the Designated Event Repurchase Date or the Repurchase Date, as the case may be, with respect to such Debenture (provided the Holder has satisfied the conditions in Section 3.05 or Section 3.06, as applicable) and (y) the time of book-entry transfer or delivery of such Debenture to the Paying Agent by the Holder thereof in the manner required by Section 3.05 or Section 3.06.

Debentures in respect of which a Repurchase Notice or Designated Event Repurchase Notice, as the case may be, has been given by the Holder thereof may not be exchanged pursuant to Article 13 hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice or Designated Event Repurchase Notice, as the case may be, has first been validly withdrawn.

A Repurchase Notice or Designated Event Repurchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to 5:00 p.m., New York City time, on the second Business Day immediately prior to the Designated Event Repurchase Date, or on the Business Day immediately prior to the Repurchase Date, as the case may be, specifying:

(a) the name of the Holder;

(b) the certificate number(s) of all withdrawn Debentures in certificated form or that the notice of withdrawal complies with appropriate Depository procedures with respect to all withdrawn Debentures represented by a Global Debenture;

(c) the principal amount of Debentures with respect to which such notice of withdrawal is being submitted, which must be an integral multiple of $1,000; and

(d) the principal amount of Debentures, if any, that remains subject to the original Repurchase Notice or Designated Event Repurchase Notice, as the case may be, and that has been or will be delivered for repurchase by the Issuer.

If a Repurchase Notice or Designated Event Repurchase Notice, as the case may be, is properly withdrawn, the Issuer shall not be obligated to repurchase the Debentures listed in such Repurchase Notice.

Section 3.09 Deposit of Repurchase Price.

(a) Prior to 11:00 a.m., New York City time, on the Designated Event Repurchase Date or the Repurchase Date, the Issuer shall deposit with the Paying Agent or, if the Issuer is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 4.04 an amount of cash (in immediately available funds if deposited on the Designated Event Repurchase Date or the Repurchase Date, as the case may be), sufficient to pay the aggregate repurchase price of all the Debentures or portions thereof that are to be repurchased as of the Designated Event Repurchase Date or the Repurchase Date, as the case may be.

(b) If on the Designated Event Repurchase Date or the Repurchase Date the Paying Agent holds money sufficient to pay the repurchase price of the Debentures that Holders have elected to require the Issuer to repurchase in accordance with Section 3.05 or Section 3.06, as the case may be, then, on the Designated Event Repurchase Date or the Repurchase Date, as the case may be, such Debentures will cease to be outstanding, interest will cease to accrue and all other rights of the Holders of such Debentures will terminate, other than the right to receive the repurchase price upon delivery or book-entry transfer of the Debenture. This will be the case whether or not book-entry transfer of the Debenture has been made or the Debenture has been delivered to the Paying Agent.

Section 3.10 Debentures Repurchased in Part. Upon presentation of any Debenture repurchased only in part, the Issuer shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Issuer, a new Debenture or Debentures in aggregate principal amount equal to the unrepurchased portion of the Debentures presented (provided that the unrepurchased portion of the Debentures must be in an integral multiple of $1,000).

Section 3.11 Repayment to the Issuer. Subject to Section 11.04, the Paying Agent shall return to the Issuer any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the repurchase price; provided that to the extent that the aggregate amount of cash deposited by the Issuer pursuant to Section 3.09 exceeds the aggregate repurchase price of the Debentures or portions thereof which the Issuer is obligated to repurchase as of the Designated Event Repurchase Date or the Repurchase Date, as the case may be, then, unless otherwise agreed in writing with the Issuer, promptly after the second Business Day following the Designated Event Repurchase Date or the Repurchase Date, as the case may be, the Paying Agent shall return any such excess to the Issuer, together with interest, if any, thereon.

ARTICLE 4

PARTICULAR COVENANTS OF THE ISSUER

Section 4.01 Payment of Principal, Premium and Interest. The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid when due the principal of (including the Redemption Price upon redemption or the repurchase price upon repurchase, in each case pursuant to Article 3), and premium, if any, and interest on each of the Debentures at the places, at the respective times and in the manner provided herein and in the Debentures.

Section 4.02 Maintenance of Office or Agency. The Issuer will maintain an office or agency in the United States, which shall initially be the City of Minneapolis, Minnesota, where the Debentures may be surrendered for registration of transfer or exchange or for presentation for payment or for exchange, redemption or repurchase and where notices and demands to or upon the Issuer in respect of the Debentures and this Indenture may be served. As of the date of this Indenture, such office shall be the Corporate Trust Office and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Issuer. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Issuer may also from time to time designate co-registrars and one or more offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby initially designates the Trustee as Paying Agent, Debenture Registrar, Custodian and Exchange Agent and the Corporate Trust Office shall be considered as one such office or agency of the Issuer for each of the aforesaid purposes.

So long as the Trustee is the Debenture Registrar, the Trustee agrees to send by electronic transmission, mail, or cause to be mailed, the notices set forth in Section 7.10 and the third paragraph of Section 7.11. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Issuer and the Holders of Debentures it can identify from its records.

Section 4.03 Appointments to Fill Vacancies in Trustee’s Office. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, upon the terms and conditions and otherwise as provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04 Provisions as to Paying Agent.

(a) If the Issuer shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Issuer will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest on the Debentures (whether such sums have been paid to it by the Issuer or by any other obligor on the Debentures) in trust for the benefit of the Holders of the Debentures;

(ii) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Debentures) to make any payment of the principal of and premium, if any, or interest on the Debentures when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Issuer shall, on or before each due date of the principal of, premium, if any, or interest on the Debentures, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal, premium, if any, or interest and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 11:00 a.m. New York City time, on such date.

(b) If the Issuer shall act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on the Debentures, set aside, segregate and hold in trust for the benefit of the Holders of the Debentures a sum sufficient to pay such principal, premium, if any, and interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Issuer (or any other obligor under the Debentures) to make any payment of the principal of, premium, if any, or interest on the Debentures when the same shall become due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Issuer or any Paying Agent to the Trustee, the Issuer or such Paying Agent shall be released from all further liability with respect to such sums.

(d) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Section 11.02 and Section 11.03.

The Trustee shall not be responsible for the actions of any other Paying Agents (including the Issuer if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Section 4.05 Existence. Subject to Article 10, each of the Issuer and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that neither the Issuer nor the Guarantor shall be required to preserve any such right if the Issuer or the Guarantor, as applicable, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer or the Guarantor, as applicable, and that the loss thereof is not disadvantageous in any material respect to the Debentureholders.

Section 4.06 Rule 144A Information Requirement. If so required by Rule 144A the Guarantor and the Issuer will promptly furnish to the Holders, beneficial owners and prospective purchasers of the Debentures and of any Common Stock delivered upon exchange of the Debentures, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) to facilitate the resale of the Debentures and the Common Stock pursuant to Rule 144A.

Section 4.07 Stay, Extension and Usury Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Issuer from paying all or any portion of the principal, premium, if any, or interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08 Compliance Certificate. Within one hundred twenty (120) calendar days after the end of each fiscal year of the Issuer, the Issuer and the Guarantor shall deliver to the Trustee a certificate signed by any of the principal executive officer, principal financial officer or principal accounting officer of the Issuer and the Guarantor, as the case may be, stating whether or not the signer has knowledge of any default under this Indenture, and, if so, specifying each default and the nature and the status thereof.

The Issuer will deliver to the Trustee, promptly upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers’ Certificate specifying with particularity such default or Event of Default and further stating what action the Issuer has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 4.08 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

Section 4.09 Additional Interest Notice. In the event that the Issuer is required to pay Additional Interest to Holders of Debentures pursuant to the Registration Rights Agreement, the Issuer will provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than fifteen (15) calendar days prior to the proposed interest payment date for Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Issuer on such interest payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Debentures to determine the Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest when made, or with respect to the method employed in such calculation of the Additional Interest.

ARTICLE 5

DEBENTUREHOLDERS’ LISTS AND REPORTS BY THE ISSUER AND THE TRUSTEE

Section 5.01 Debentureholders’ Lists. The Issuer covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than fifteen (15) calendar days after each April 15 and October 15 of each year beginning with October 15, 2009, and at such other times as the Trustee may reasonably request in writing, within thirty (30) calendar days after receipt by the Issuer of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of Debentures as of a date not more than fifteen (15) calendar days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Issuer to the Trustee so long as the Trustee is acting as the sole Debenture Registrar.

Section 5.02 Preservation and Disclosure of Lists

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Debentures contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Debenture Registrar or co-registrar in respect of the Debentures, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(b) The rights of Debentureholders to communicate with other Holders of Debentures with respect to their rights under this Indenture or under the Debentures, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Debentureholder agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders of Debentures made pursuant to the Trust Indenture Act.

Section 5.03 Reports by Trustee.

(a) Within sixty (60) calendar days after April 15 of each year beginning with April 15, 2010, the Trustee shall transmit to Holders of Debentures such reports dated as of April 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. In the event that no events have occurred under the applicable sections of the Trust Indenture Act the Trustee shall be under no duty or obligation to provide such reports.

(b) A copy of such report shall, at the time of such transmission to Holders of Debentures, be filed by the Trustee with each stock exchange and automated quotation system, if any, upon which the Debentures are listed and with the Issuer. The Issuer will promptly notify the Trustee in writing if the Debentures are listed on any stock exchange or automated quotation system or delisted therefrom.

Section 5.04 Reports by Issuer. Whether or not the Issuer is subject to Section 13 or 15(d) of the Exchange Act and for so long as any Debentures are outstanding, within the time periods required by the applicable rules and regulations of the Commission, the Issuer will furnish to the Holders of the Debentures, or cause the Trustee to furnish to the Holders of the Debentures, (1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Issuer or the Guarantor were required to file such reports; and (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer or the Guarantor were required to file such reports. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

ARTICLE 6

REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS ON AN EVENT OF DEFAULT

Section 6.01 Events of Default. In case one or more of the following (“Events of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(a) default for thirty (30) days in the payment of any installment of interest under the Debentures; or

(b) default in the payment of the principal amount or any repurchase price or Redemption Price due with respect to the Debentures, when the same becomes due and payable; or

(c) the Issuer fails to deliver Common Stock within fifteen (15) days after the due date upon an exchange of Debentures, together with any cash due in lieu of fractional shares; or

(d) the Issuer fails to comply with any of the Issuer’s other agreements contained in the Debentures or this Indenture upon receipt by the Issuer of notice of such default by the Trustee or by Holders of not less than 25% in aggregate principal amount of the Debentures then outstanding and the Issuer fails to cure (or obtain a waiver of) such default within sixty (60) days after the Issuer receives such notice; or

(e) failure to pay any indebtedness for money borrowed by the Issuer, the Guarantor, any Subsidiary in which the Issuer has invested at least $20,000,000 in capital (a “Significant Subsidiary”) or any entity in which the Issuer is the general partner in an outstanding principal amount in excess of $20,000,000 at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within thirty (30) days after written notice to the Issuer from the Trustee (or to the Issuer and the Trustee from Holders of at least 25% in principal amount of the outstanding Debentures); or

(f) the Issuer fails to provide on a timely basis an Issuer Repurchase Notice after the occurrence of a Designated Event as provided in Section 3.05(b) and Section 3.07(b); or

(g) the Issuer, the Guarantor or any of its Significant Subsidiaries pursuant to or under or within meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding seeking liquidation, reorganization or other relief with respect to the Issuer, the Guarantor or a Significant Subsidiary or its debts or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer, the Guarantor or a Significant Subsidiary or any substantial part of the property of the Issuer, the Guarantor or a Significant Subsidiary; or

(ii) consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Issuer, the Guarantor or a Significant Subsidiary; or

(iii) consents to the appointment of a custodian of it or for all or substantially of its property; or

(iv) makes a general assignment for the benefit of creditors; or

(h) an involuntary case or other proceeding shall be commenced against the Issuer, the Guarantor or any of its Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to the Issuer, the Guarantor or a Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer, the Guarantor or a Significant Subsidiary or any substantial part of the property of the Issuer, the Guarantor or a Significant Subsidiary, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) calendar days; or

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Issuer, the Guarantor or any of its Significant Subsidiaries in an involuntary case or proceeding; or

(ii) appoints a trustee, receiver, liquidator, custodian or other similar official of the Issuer, the Guarantor or a Significant Subsidiary or any substantial part of the property of the Issuer, the Guarantor or a Significant Subsidiary; or

(iii) orders the liquidation of the Issuer, the Guarantor or a Significant Subsidiary; and, in each case in this clause (i), the order or decree remains unstayed and in effect for thirty (30) calendar days;

then, and in each and every such case (other than an Event of Default specified in Section 6.01(g), 6.01(h) and 6.01(i) with respect to the Issuer), unless the principal of all of the Debentures shall have already become due and payable, either the Trustee or the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Debentures then outstanding, by notice in writing to the Issuer (and to the Trustee if given by Debentureholders), may declare the principal amount of and premium, if any, and interest accrued and unpaid on all the Debentures to be immediately due and payable, and upon any such declaration the same shall be immediately due and payable.

If an Event of Default specified in Section 6.01(g), 6.01(h) or 6.01(i) occurs with respect to the Issuer, the principal amount of and premium, if any, and interest accrued and unpaid on all the Debentures shall be immediately and automatically due and payable without necessity of further action.

If, at any time after the principal amount of and premium, if any, and interest on the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, Holders of a majority in aggregate principal amount of the Debentures then outstanding on behalf of the Holders of all of the Debentures then outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences, subject in all respects to Section 6.07, if: (a) all Events of Default, other than the nonpayment of the principal amount and any accrued and unpaid interest that have become due solely because of such acceleration, have been cured or waived; and (b) the Issuer or the Guarantor has deposited with the Trustee all required payments of the principal of and interest on, the debentures, plus the reasonable compensation and reimbursement for the Trustee’s expenses, disbursements and advances pursuant to Section 7.06. No such rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Issuer shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default, as provided in Section 4.08.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Issuer, the Holders of Debentures, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Holders of Debentures, and the Trustee shall continue as though no such proceeding had been taken.

Section 6.02 Payments of Debentures on Default; Suit Therefor. The Issuer covenants that in the case of an Event of Default pursuant to Section 6.01(a) or 6.01(b), upon demand of the Trustee, the Issuer will pay to the Trustee, for the benefit of the Holders of the Debentures, (i) the whole amount that then shall be due and payable on all such Debentures for principal and premium, if any, or interest, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of accrued and unpaid interest at the rate borne by the Debentures, plus 1%, from the required payment date and, (ii) in addition thereto, any amounts due the Trustee under Section 7.06. Until such demand by the Trustee, the Issuer may pay the principal of and premium, if any, and interest on the Debentures to the registered Holders, whether or not the Debentures are overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or any other obligor on the Debentures and collect in the manner provided by law out of the property of the Issuer or any other obligor on the Debentures wherever situated the monies adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Issuer or any other obligor on the Debentures under any Bankruptcy Law, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or such other obligor, the property of the Issuer or such other obligor, or in the case of any other judicial proceedings relative to the Issuer or such other obligor upon the Debentures, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, accrued and unpaid interest in respect of the Debentures, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Debentureholders allowed in such judicial proceedings relative to the Issuer or any other obligor on the Debentures, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.06, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Debentureholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Debentureholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the Holders of the Debentures may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

All rights of action and of asserting claims under this Indenture, or under any of the Debentures, may be enforced by the Trustee without the possession of any of the Debentures, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debentures.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Debentures, and it shall not be necessary to make any Holders of the Debentures parties to any such proceedings.

Section 6.03 Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6, shall be applied, in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Debentures, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 7.06;

SECOND: In case the principal of the outstanding Debentures shall not have become due and be unpaid, to the payment of accrued and unpaid interest, if any, on the Debentures in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) as provided in Section 6.02 upon the overdue installments of interest at the annual rate of 1% above then applicable interest rate, such payments to be made ratably to the Persons entitled thereto;

THIRD: In case the principal of the outstanding Debentures shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Debentures for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of accrued and unpaid interest, as provided in Section 6.02, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Debentures, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Debenture over any other Debenture, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

FOURTH: To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

Section 6.04 Proceedings by Debentureholders. No Holder of any Debenture shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, except in the case of a default in the payment of principal, premium, if any, or interest on the Debentures, unless (a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, (b) the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Debentures then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable security or indemnity as it may require against the costs, liabilities or expenses to be incurred therein or thereby, (c) the Trustee for sixty (60) calendar days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and (d) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.07; it being understood and intended, and being expressly covenanted by the taker and Holder of every Debenture with every other taker and Holder and the Trustee, that no one or more Holders of Debentures shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Debentures, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Debentures (except as otherwise provided herein). For the protection and enforcement of this Section 6.04, each and every Debentureholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Debenture, the right of any Holder of any Debenture to receive payment of the principal of (including the Redemption Price or repurchase price upon redemption or repurchase pursuant to Article 3) and premium, if any, and accrued interest on such Debenture, on or after the respective due dates expressed in such Debenture or in the event of redemption or repurchase, or to institute suit for the enforcement of any such payment on or after such respective dates against the Issuer shall not be impaired or affected without the consent of such Holder.

Anything contained in this Indenture or the Debentures to the contrary notwithstanding, the Holder of any Debenture, without the consent of either the Trustee or the Holder of any other Debenture, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of exchange as provided herein.

Section 6.05 Proceedings by Trustee. In case of an Event of Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.06 Remedies Cumulative and Continuing. All powers and remedies given by this Article 6 to the Trustee or to the Debentureholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Debentures to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 6.04, every power and remedy given by this Article 6 or by law to the Trustee or to the Debentureholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debentureholders.

Section 6.07 Direction of Proceedings and Waiver of Defaults by Majority of Debentureholders. The Holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction, (c) the Trustee may decline to take any action that would benefit some Debentureholders to the detriment of other Debentureholders and (d) the Trustee may decline to take any action that would involve the Trustee in personal liability.

The Holders of a majority in aggregate principal amount of the Debentures at the time outstanding may, on behalf of the Holders of all of the Debentures, waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of the principal of (including the Redemption Price or repurchase price upon redemption or repurchase pursuant to Article 3), premium, if any, or interest on the Debentures, (ii) a failure by the Issuer to exchange any Debentures as required by this Indenture, (iii) a default in the payment of the Redemption Price on the Redemption Date pursuant to Article 3, (iv) a default in the payment of the repurchase price on the Designated Event Repurchase Date or the Repurchase Date pursuant to Article 3 or (v) a default in respect of a covenant or provisions hereof which under Article 9 cannot be modified or amended without the consent of the Holders of all Debentures then outstanding or each Debenture affected thereby.

Upon any such waiver, the Issuer, the Trustee and the Holders of the Debentures shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 6.07, said default or Event of Default shall for all purposes of the Debentures and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 6.08 Notice of Defaults. The Trustee shall, within ninety (90) calendar days after a Responsible Officer of the Trustee has knowledge of the occurrence of a default, mail to all Debentureholders (or send by electronic transmission), as the names and addresses of such Holders appear upon the Debenture Register, notice of all defaults known to a Responsible Officer, unless such defaults shall have been cured or waived before the giving of such notice; provided that except in the case of default in the payment of the principal of (including the Redemption Price or repurchase price upon redemption or repurchase pursuant to Article 3), or interest on any of the Debentures, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Debentureholders.

Section 6.09 Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Debenture by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of Debentureholders, holding in the aggregate more than ten percent in principal amount of the Debentures at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of (including the Redemption Price or repurchase price upon redemption or repurchase pursuant to Article 3), or interest on any Debenture on or after the due date expressed in such Debenture or to any suit for the enforcement of the right to exchange any Debenture in accordance with the provisions of Article 13.

ARTICLE 7

THE TRUSTEE

Section 7.01 Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

(ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in principal amount of the Debentures at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Issuer or any Paying Agent (other than the Trustee) or any records maintained by any co-registrar (other than the Trustee) with respect to the Debentures;

(f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Trustee has otherwise received written notice thereof; and

(g) the Trustee shall not be deemed to have knowledge of any Event of Default hereunder unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have been notified in writing of such Event of Default by the Issuer or a Holder of Debentures.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 7.02 Reliance on Documents, Opinions, etc. Except as otherwise provided in Section 7.01:

(a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, Debenture, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the General Partner;

(c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance on and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debentureholders pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the Trustee reasonable security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney;

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(g) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(i) the Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(j) any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

Section 7.03 No Responsibility for Recitals, etc. The recitals contained herein and in the Debentures (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Issuer of any Debentures or the proceeds of any Debentures authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04 Trustee, Paying Agents, Exchange Agents or Registrar May Own Debentures. The Trustee, any Paying Agent, the Exchange Agent or Debenture Registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not Trustee, Paying Agent, exchange agent, Exchange Agent or Debenture Registrar.

Section 7.05 Monies to Be Held in Trust. Subject to the provisions of Section 11.02, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. Except as otherwise provided herein, the Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Issuer and the Trustee.

Section 7.06 Compensation and Expenses of Trustee. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Issuer and the Trustee, and the Issuer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct, recklessness or bad faith. The Issuer also covenants to indemnify the Trustee and any predecessor Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and any authenticating agent for, and to hold them harmless against, any and all loss, liability, damage, claim or reasonable expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence, willful misconduct, recklessness or bad faith on the part of the Trustee or such officers, directors, employees or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the reasonable costs and expenses of defending themselves against any claim (whether asserted by the Issuer, any Holder or any other Person) of liability in the premises. The obligations of the Issuer under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Debentures. The obligation of the Issuer under this Section shall survive the satisfaction and discharge of this Indenture.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(g), 6.01(h) or 6.01(i) with respect to the Issuer occurs, the expenses and the compensation for the services are intended to constitute reasonable expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07 Officers’ Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, bad faith, recklessness or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee.

Section 7.08 Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 7.09 Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50 million (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50 million). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.10 Resignation or Removal of Trustee.

(a) The Trustee may at any time resign by giving written notice of such resignation to the Issuer and to the Holders of Debentures. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) calendar days after the mailing of such notice of resignation to the Debentureholders, the resigning Trustee may, upon ten Business Days’ notice to the Issuer and the Debentureholders, appoint a successor identified in such notice or may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, subject to the provisions of Section 6.09, on behalf of itself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with Section 7.08 after written request therefor by the Issuer or by any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 and shall fail to resign after written request therefor by the Issuer or by any such Debentureholder; or

(iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.09, any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) calendar days after either the Issuer or the Debentureholders has removed the Trustee, or the Trustee resigns, the Trustee so removed may petition, at the expense of the Issuer, any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

(d) Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.11 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Issuer or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Debentures, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 7.08 and be eligible under the provisions of Section 7.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, the Issuer (or the former trustee, at the written direction of the Issuer) shall mail or cause to be mailed (or sent by electronic transmission) notice of the succession of such trustee hereunder to the Holders of Debentures at their addresses as they shall appear on the Debenture Register. If the Issuer fails to send such notice within ten (10) calendar days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be sent at the expense of the Issuer.

Section 7.12 Succession by Merger. Any corporation into which the Trustee may be merged or exchanged or with which it may be consolidated, or any corporation resulting from any merger, exchange or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Debentures in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Debentures or in this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Debentures in the name of any predecessor Trustee shall apply only to its successor or successors by merger, exchange or consolidation.

Section 7.13 Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Debentures), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Issuer (or any such other obligor).

ARTICLE 8

THE DEBENTUREHOLDERS

Section 8.01 Action by Debentureholders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Debentureholders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders of Debentures voting in favor thereof at any meeting of Debentureholders, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Debentureholders. Whenever the Issuer or the Trustee solicits the taking of any action by the Holders of the Debentures, the Issuer or the Trustee may fix in advance of such solicitation a date as the Record Date for determining Holders entitled to take such action. The Record Date, if any, shall be not more than fifteen (15) calendar days prior to the date of commencement of solicitation of such action.

Section 8.02 Proof of Execution by Debentureholders. Subject to the provisions of Sections 7.01 and 7.02, proof of the execution of any instrument by a Debentureholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Debentures shall be proved by the registry of such Debentures or by a certificate of the Debenture Registrar.

Section 8.03 Absolute Owners. The Issuer, the Trustee, any Paying Agent, any exchange agent and any Debenture Registrar may deem the Person in whose name such Debenture shall be registered upon the Debenture Register to be, and may treat it as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Issuer or any Debenture Registrar) for the purpose of receiving payment of or on account of the principal of (including the Redemption Price or repurchase price upon redemption or repurchase pursuant to Article 3), premium, if any, and interest on such Debenture, for exchange of such Debenture and for all other purposes; and neither the Issuer nor the Trustee nor any Paying Agent nor any exchange agent nor any Debenture Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Debenture.

Section 8.04 Issuer-owned Debentures Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent, waiver or other action under this Indenture, Debentures which are owned by the Issuer or any other obligor on the Debentures or any Affiliate of the Issuer or any other obligor on the Debentures shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Debentures which a Responsible Officer knows are so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Debentures and that the pledgee is not the Issuer, any other obligor on the Debentures or any Affiliate of the Issuer or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Debentures, if any, known by the Issuer to be owned or held by or for the account of any of the above described Persons, and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Debentures not listed therein are outstanding for the purpose of any such determination.

Section 8.05 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any Holder of a Debenture which is shown by the evidence to be included in the Debentures the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Debenture. Except as aforesaid, any such action taken by the Holder of any Debenture shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Debenture and of any Debentures issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Debenture or any Debenture issued in exchange or substitution therefor.

ARTICLE 9

SUPPLEMENTAL INDENTURES

Section 9.01 Supplemental Indentures Without Consent of Debentureholders. The Issuer, when authorized by the resolutions of the Board of Directors, the Guarantor and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental without the consent of the Holders of the Debentures hereto for one or more of the following purposes:

(a) to evidence a successor to the Issuer as obligor or to the Guarantor as guarantor under this Indenture;

(b) to add to the covenants of the Issuer or the Guarantor for the benefit of the Holders of the Debentures or to surrender any right or power conferred upon the Issuer or the Guarantor in this Indenture or in the Debentures;

(c) to add Events of Default for the benefit of the Holders of the Debentures;

(d) to amend or supplement any provisions of this Indenture; provided that no amendment or supplement shall materially adversely affect the interests of the Holders of any Debentures then outstanding;

(e) to secure the Debentures;

(f) to provide for the acceptance of appointment of a successor Trustee or facilitate the administration of the trusts under this Indenture by more than one Trustee;

(g) to cure any ambiguity, defect or inconsistency in this Indenture; provided that this action shall not adversely affect the interests of the Holders of the Debentures in any material respect;

(h) to supplement any of the provisions of this Indenture to the extent necessary to permit or facilitate defeasance and discharge of any of the Debentures; provided that the action shall not adversely affect the interests of the Holders of the Debentures in any material respect;

(i) to modify this Indenture and the Debentures to increase the Exchange Rate or reduce the Exchange Price; provided that the increase or reduction, as the case may be, is in accordance with the terms of the Debentures or will not adversely affect the interests of the Holders of the Debentures; or

(j) to conform the text of this Indenture, any Guarantee or the Debentures to any provision of the description thereof set forth in the Offering Memorandum to the extent that such provision in the Offering Memorandum was intended to be a verbatim recitation of a provision in this Indenture, such Guarantee or the Debentures.

Upon the written request of the Issuer, accompanied by a copy of the resolutions of the Board of Directors certified by the General Partner’s Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Issuer and the Guarantor in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Issuer, the Guarantor and the Trustee without the consent of the Holders of any of the Debentures at the time outstanding, notwithstanding any of the provisions of Section 9.02.

Section 9.02 Supplemental Indenture With Consent of Debentureholders. With the consent (evidenced as provided in Article 8) of the Holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding, the Issuer, when authorized by the resolutions of the Board of Directors, the Guarantor and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or modifying in any manner the rights of the Holders of the Debentures; provided that no such supplemental indenture shall, without the consent of the Holder of each Debenture so affected:

(a) change the Stated Maturity of the principal of or any installment of interest on the Debentures, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, the Debentures, or adversely affect any right of repayment of the Holder of the Debentures, change the place of payment, or the coin or currency, for payment of principal of or interest on any Debenture or impair the right to institute suit for the enforcement of any payment on or with respect to the Debentures;

(b) reduce the percentage in principal amount of the outstanding Debentures necessary to modify or amend this Indenture, to waive compliance with certain provisions of this Indenture or certain defaults and their consequences provided in this Indenture, or to reduce the requirements of quorum or change voting requirements set forth in this Indenture;

(c) modify or affect in any manner adverse to the Holders the terms and conditions of the obligations of the Guarantor in respect of the due and punctual payments of principal and interest;

(d) modify any of this Section 9.02 or Section 6.07 or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the Holders of the Debentures;

(e) modify the provisions of Section 3.05 in a manner adverse to the Holders of the Debentures, including the Issuer’s obligation to repurchase the Debentures following a Designated Event; or

(f) adversely affect the Holders’ rights contained in Sections 3.05, 3.06 and 13.01 of this Indenture.

Upon the written request of the Issuer, accompanied by a copy of the resolutions of the Board of Directors certified by the General Partner’s Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Debentureholders as aforesaid, the Trustee shall join with the Issuer and the Guarantor in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Debentureholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 9.03 Effect of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article 9 shall comply with the Trust Indenture Act, as then in effect, provided that this Section 9.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time, if ever, such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 9, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Debentures shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.04 Notation on Debentures. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 9 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Trustee shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Issuer’s expense, be prepared and executed by the Issuer, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.11) and delivered in exchange for the Debentures then outstanding, upon surrender of such Debentures then outstanding.

Section 9.05 Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. Prior to entering into any supplemental indenture pursuant to this Article 9, the Trustee shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 9 and is otherwise authorized or permitted by this Indenture.

ARTICLE 10

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 10.01 Issuer May Consolidate on Certain Terms. Nothing contained in this Indenture or in the Debentures shall prevent any consolidation or merger of the Issuer with or into any other Person or Persons (whether or not affiliated with the Issuer), or successive consolidations or mergers in which either the Issuer will be the continuing entity or the Issuer or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of all or substantially all of the property of the Issuer, to any other Person (whether or not affiliated with the Issuer); provided, however, that the following conditions are met:

(a) the Issuer shall be the continuing entity, or the successor entity (if other than the Issuer) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall expressly assume payment of the principal of and interest on all of the Debentures and the due and punctual performance and observance of all of the covenants and conditions in this Indenture;

(b) if as a result of such transaction the Debentures become exchangeable into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations under the Debentures and this Indenture;

(c) immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(d) either the Issuer or the successor Person, in either case, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article 10 and that all conditions precedent herein provided for relating to such transaction have been complied with.

No such consolidation, merger, sale, conveyance, transfer or lease shall be permitted by this Section 10.01 unless prior thereto the Guarantor shall have delivered to the Trustee a Guarantor’s Officers’ Certificate and an Opinion of Counsel, each stating that the Guarantor’s obligations hereunder shall remain in full force and effect thereafter.

Section 10.02 Issuer Successor to Be Substituted. Upon any consolidation by the Issuer with or merger of the Issuer into any other Person or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Issuer to any Person in accordance with Section 10.01, the successor Person formed by such consolidation or into which the Issuer is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein, and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture and the Debentures.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

Section 10.03 Guarantor May Consolidate on Certain Terms. Nothing contained in this Indenture or in the Debentures shall prevent any consolidation or merger of the Guarantor with or into any other Person or Persons (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which either the Guarantor will be the continuing entity or the Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of all or substantially all of the property of the Guarantor, to any other Person (whether or not affiliated with the Guarantor); provided, however, that:

(a) the Guarantor shall be the continuing entity, or the successor entity (if other than the Guarantor) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall expressly assume the obligations of the Guarantor under the Guarantee and the due and punctual performance and observance of all of the covenants and conditions in this Indenture;

(b) if as a result of such transaction the Debentures become exchangeable into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations under the Debentures and this Indenture;

(c) immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(d) each of the Guarantor and the successor Person has delivered to the Trustee an Officers’ Certificate of the Guarantor and an Opinion of Counsel, each stating that such consolidation, sale, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article 10 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 10.04 Guarantor Successor to Be Substituted. Upon any consolidation or merger or any sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Guarantor to any Person in accordance with Section 10.04, the successor Person formed by such consolidation or into which the Guarantor is merged or to which such sale, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor Person had been named as the Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

Section 10.05 Assumption by Guarantor. The Guarantor, or a Subsidiary thereof, may directly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, any premium and interest on all the Debentures and the performance of every covenant of this Indenture on the part of the Issuer to be performed or observed. Upon any such assumption, the Guarantor or such Subsidiary shall succeed to, and be substituted for and may exercise every right and power of, the Issuer under this Indenture with the same effect as if the Guarantor or such Subsidiary had been named as the Issuer herein and the Issuer shall be released from all obligations and covenants with respect to the Debentures. No such assumption shall be permitted unless the Guarantor has delivered to the Trustee (i) an Officers’ Certificate of the Guarantor and an Opinion of Counsel, each stating that such assumption and supplemental indenture comply with this Article 10, and that all conditions precedent herein provided for relating to such transaction have been complied with and that, in the event of assumption by a Subsidiary, the Guarantee and all other covenants of the Guarantor herein remain in full force and effect and (ii) an opinion of independent counsel that the Holders of Debentures shall have no materially adverse United States federal tax consequences as a result of such assumption, and that, if any Debentures are then listed on the New York Stock Exchange, that such Debentures shall not be delisted as a result of such assumption.

ARTICLE 11

SATISFACTION AND DISCHARGE OF INDENTURE

Section 11.01 Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of exchange, registration of transfer or exchange of Debentures herein expressly provided for and except as further provided below), and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) either: (1) all Debentures theretofore authenticated and delivered (other than (i) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 11.04 and (ii) Debentures for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer as provided in Section 11.04) have been delivered to the Trustee for cancellation; or (2) all such Debentures not theretofore delivered to the Trustee for cancellation (i) have become due and payable, whether at the Maturity Date, Repurchase Date or Designated Event Repurchase Date or upon exchange or otherwise, or (ii) are to be called for redemption under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of clause (1) or (2) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee a Paying Agent or the Exchange Agent (other than the Issuer or any of its Affiliates), as applicable, as trust funds in trust cash and/or shares of Common Stock (as applicable under the terms of the Indenture) in an amount sufficient to pay and discharge the entire indebtedness on such Debentures not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Debentures which have become due and payable) or to the Maturity Date, Redemption Date, Repurchase Date or Designated Event Repurchase Date, as the case may be; provided, however, that there shall not exist, on the date of such deposit, a default or Event of Default; provided, further, that such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer is a party or to which the Issuer is bound; (b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and (c) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 7.06 shall survive and, if money shall have been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section, the provisions of Sections 2.05, 2.06, 2.07, 3.05, 3.06, 5.01, Article 13 and this Article 11, shall survive until the Debentures have been paid in full.

Section 11.02 Deposited Monies to Be Held in Trust by Trustee. Subject to Section 11.04, all monies deposited with the Trustee pursuant to Section 7.05 shall be held in trust for the sole benefit of the Debentureholders, and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Issuer if acting as its own Paying Agent), to the Holders of the particular Debentures for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest. All moneys deposited with the Trustee pursuant to Section 7.05 (and held by it or any Paying Agent) for the payment of Debentures subsequently exchanged shall be returned to the Issuer upon request. The Trustee is not responsible to anyone for interest on any deposited funds except as agreed in writing.

Section 11.03 Paying Agent to Repay Monies Held. Subject to the provisions of Section 11.04, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Debentureholders, all money deposited with it pursuant to Section 11.01 and shall apply the deposited money in accordance with this Indenture and the Debentures to the payment of the principal of (including the Redemption Price or repurchase price upon redemption or repurchase pursuant to Article 3) and interest on the Debentures.

Section 11.04 Return of Unclaimed Monies. The Trustee and each Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, may, at the expense of the Issuer, either publish in a newspaper of general circulation in The City of New York, or cause to be mailed to each Holder entitled to such money, notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) calendar days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another person, and the Trustee and each Paying Agent shall be relieved of all liability with respect to such money.

Section 11.05 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 11.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 11.02; provided that if the Issuer makes any payment of principal of or interest on any Debenture following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 12

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01 Indenture and Debentures Solely Corporate Obligations. Except as otherwise expressly provided in Article 15, no recourse for the payment of the principal of (including the Redemption Price or repurchase price upon redemption or repurchase pursuant to Article 3) or, premium, if any, or interest on any Debenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in this Indenture or in any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the General Partner, the Issuer or any of the Issuer’s subsidiaries or of any successor thereto, either directly or through the Issuer or any of the Issuer’s subsidiaries or any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debentures.

ARTICLE 13

EXCHANGE OF DEBENTURES

Section 13.01 Right to Exchange.

(a) Subject to the restrictions on ownership of shares of Common Stock as set forth in Section 13.11 and upon compliance with the provisions of this Indenture, on or prior to the close of business on the second scheduled Trading Day immediately preceding the Maturity Date, the Holder of any Debentures not previously redeemed or repurchased shall have the right, at such Holder’s option, to exchange its Debentures, or any portion thereof which is a multiple of $1,000, into a number of shares of Common Stock equal to (i) the aggregate principal amount of Debentures to be exchanged divided by $1,000, multiplied by (ii) the Applicable Exchange Rate.

(b) A Debenture in respect of which a Holder has delivered a Designated Event Repurchase Notice or Repurchase Notice, as the case may be, exercising such Holder’s right to require the Issuer to repurchase such Debenture pursuant to Section 3.05 or 3.06 may be exchanged only if such Repurchase Notice is withdrawn in accordance with Section 3.07 prior to 5:00 p.m., New York City time, on the Business Day immediately prior to the Repurchase Date or on the second Business Day immediately prior to the Designated Event Repurchase Date, as applicable.

(c) A Holder of Debentures is not entitled to any rights of a Holder of Common Stock until such Holder has exchanged its Debentures and received upon exchange thereof shares of Common Stock.

Section 13.02 Exercise of Exchange Right; No Adjustment for Interest or Dividends. In order to exercise the exchange right with respect to any Debenture in certificated form, the Issuer must receive at the office or agency of the Issuer maintained for that purpose in the City of Minneapolis or, at the option of such Holder, the Corporate Trust Office, such Debenture with the original or facsimile of the form entitled “Exchange Notice” on the reverse thereof, duly completed and signed manually or by facsimile, together with such Debentures duly endorsed for transfer, accompanied by the funds, if any, required by this Section 13.02. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock that shall be issuable on such exchange shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 13.06.

To exchange the Debentures, a Holder must (a) complete and manually sign the Exchange Notice on the reverse of the Debenture (or complete and manually sign a facsimile of such notice) and deliver such notice to the Exchange Agent at the office maintained by the Exchange Agent for such purpose, (b) with respect to Debentures that are in certificated form, surrender the Debentures to the Exchange Agent, (c) furnish appropriate endorsements and transfer documents if required by the Exchange Agent and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all such requirements shall be deemed to be the date on which the applicable Debentures shall have been tendered for exchange.

Whether the Debentures to be exchanged are held in book-entry or certificated form, the Exchange Notice will require the Holder to certify that it or the Person on whose behalf the Debentures are being exchanged is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act.

Debentures in respect of which a Holder has delivered a Repurchase Notice or a Designated Event Repurchase Notice may be exchanged only if such notice is withdrawn in accordance with the terms of Section 3.05 or Section 3.06, as the case may be.

Upon surrender of a Debenture for exchange by a Holder, such Holder shall deliver to the Issuer cash equal to the amount that the Issuer is required to deduct and withhold under applicable law in connection with the exchange; provided, however, if the Holder does not deliver such cash, the Issuer may deduct and withhold from the amount of consideration otherwise deliverable to such Holder the amount required to be deducted and withheld under applicable law.

As promptly as practicable (but no later than the fifth Business Day following the Exchange Date), after satisfaction of the requirements for exchange set forth above, subject to compliance with any restrictions on transfer if shares issuable on exchange are to be issued in a name other than that of the Debentureholder (as if such transfer were a transfer of the Debenture or Debentures (or portion thereof) so exchanged), and in accordance with the time periods set forth in this Article 13, the Issuer shall issue and shall deliver to such Debentureholder at the office or agency maintained by the Issuer for such purpose pursuant to Section 4.02, (i) a certificate or certificates for the number of full shares of Common Stock issuable upon the exchange of such Debenture or portion thereof as determined by the Issuer in accordance with the provisions of Sections 13.01 and 13.10 and (ii) a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such exchange, calculated by the Issuer as provided in Section 13.03. The certificate or certificates for the number of full shares of Common Stock into which the Debentures are exchanged (and cash in lieu of fractional shares) will be delivered to an exchanging holder after satisfaction of the requirements for exchange set forth above, in accordance with this Section 13.02 and, if applicable, 13.10.

Each exchange shall be deemed to have been effected as to any such Debenture (or portion thereof) on the date on which the requirements set forth above in this Section 13.02 have been satisfied as to such Debenture (or portion thereof) (the “Exchange Date”), and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such exchange shall be deemed to have become on said date the holder of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Guarantor shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such exchange shall be at the Exchange Rate in effect on the Exchange Date.

Any Debenture or portion thereof surrendered for exchange during the period from 5:00 p.m., New York City time, on the Record Date for any interest payment date to 5:00 p.m., New York City time, on the applicable interest payment date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Issuer, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being exchanged; provided that no such payment need be made (1) if a Holder exchanges its Debentures in connection with a redemption and the Issuer has specified a Redemption Date that is after a Record Date and on or prior to the related interest payment date, (2) if a Holder exchanges its Debentures in connection with a Designated Event and the Issuer has specified a Designated Event Repurchase Date that is after a Record Date and on or prior to the related interest payment date, (3) in respect of exchanges that occur after the Record Date immediately preceding the Maturity Date or (4) to the extent of any overdue interest, if any overdue interest exists at the time of exchange with respect to such Debenture. Except as otherwise provided above in this Article 13, no payment or other adjustment shall be made for interest accrued on any Debenture exchanged or for dividends on any shares issued upon the exchange of such Debenture as provided in this Article 13. Notwithstanding the foregoing, in the case of Debentures submitted for exchange in connection with a Designated Event, such Debentures shall continue to represent the right to receive the Additional Designated Event Shares, if any, payable pursuant to Section 13.10, until such Additional Designated Event Shares are so paid.

Upon the exchange of an interest in a Global Debenture, the Trustee (or other Exchange Agent appointed by the Issuer), or the Custodian at the direction of the Trustee (or other Exchange Agent appointed by the Issuer), shall make a notation on such Global Debenture as to the reduction in the principal amount represented thereby. The Issuer shall notify the Trustee in writing of any exchanges of Debentures effected through any Exchange Agent other than the Trustee.

Upon the exchange of a Debenture, the accrued but unpaid interest attributable to the period from the issue date of the Debenture to the Exchange Date, with respect to the exchanged Debenture, shall not be deemed canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of shares of Common Stock (together with the cash payment, if any in lieu of fractional shares) in exchange for the Debenture being exchanged pursuant to the provisions hereof.

In case any Debenture of a denomination greater than $1,000 shall be surrendered for partial exchange, and subject to Section 2.04, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of the Debenture so surrendered, without charge to the Holder, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Debenture.

Section 13.03 Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon exchange of Debentures. If more than one Debenture shall be surrendered for exchange at one time by the same Holder, the number of full shares that shall be issuable upon exchange shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would be issuable upon the exchange of any Debenture or Debentures, the Issuer shall make an adjustment and payment therefor in cash to the Holder of Debentures at a price equal to the Closing Sale Price of the Common Stock on the relevant Exchange Date.

Section 13.04 Exchange Rate. The initial Exchange Rate for the Debentures is 23.2558 shares of Common Stock per each $1,000 principal amount of the Debentures, subject to adjustment as provided in Sections 13.05 and 13.10 (herein called the “Exchange Rate”).

Section 13.05 Adjustment of Exchange Rate. The Exchange Rate shall be adjusted from time to time by the Issuer as follows:

(a) If the Guarantor issues the Common Stock as a dividend or distribution on the Common Stock to all holders of Common Stock, or if the Guarantor effects a share split or share combination, the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0 X OS1/OS0

where

ER0 = the Exchange Rate in effect immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

ER1 = the new Exchange Rate in effect immediately after the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination;

OS0 = the number of shares of Common Stock outstanding immediately prior to such dividend or distribution, or the effective date of such share split or share combination; and

OS1 = the number of shares of Common Stock outstanding immediately after such dividend or distribution, or the effective date of such share split or share combination.

Any adjustment made pursuant to this paragraph (a) shall become effective on the date that is immediately after (x) the ex-dividend date for such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (a) is declared but not so paid or made, the new Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Guarantor distributes to all holders of Common Stock any rights, warrants or options entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase Common Stock for a period of not more than 45 days after the date of issuance thereof, in either case at an exercise price per share of Common Stock less than the Closing Sale Price of the Common Stock on the Business Day immediately preceding the time of announcement of such issuance, the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0 X (OS0 + X)/(OS0 + Y)

where

ER0 = the Exchange Rate in effect immediately prior to the ex-dividend date for such distribution;

ER1 = the new Exchange Rate in effect immediately after the ex-dividend date for such distribution;

OS0 = the number of shares of Common Stock outstanding immediately prior to the ex-dividend date for such distribution;

X = the number of shares of Common Stock issuable pursuant to such rights, warrants or options; and

Y = the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants or options and (B) the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days ending on the Business Day immediately preceding the date of announcement for the issuance of such rights, warrants or options.

For purposes of this paragraph (b), in determining whether any rights, warrants or options entitle the holders to subscribe for or purchase Common Stock at less than the applicable Closing Sale Price of the Common Stock, and in determining the aggregate exercise or conversion price payable for such Common Stock, there shall be taken into account any consideration received by the Guarantor for such rights, warrants or options and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors. If any right, warrant or option described in this paragraph (b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect if such right, warrant or option had not been so issued.

(c) If the Guarantor distributes shares of capital stock, evidences of indebtedness or other assets or property of the Guarantor to all holders of Common Stock, excluding:

(A) dividends, distributions, rights, warrants or options referred to in paragraph (a) or (b) above;

(B) dividends or distributions paid exclusively in cash; and

(C) Spin-Offs described below in this paragraph (c),

then the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0 X SP0/(SP0 - FMV)

where

ER0 = the Exchange Rate in effect immediately prior to the ex-dividend date for such distribution;

ER1 = the new Exchange Rate in effect immediately after the ex-dividend date for such distribution;

SP0 = the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days prior to the Business Day immediately preceding the earlier of the record date or the ex-dividend date for such distribution; and

FMV = the fair market value (as determined in good faith by the Board of Directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the earlier of the record date or the ex-dividend date for such distribution;

provided that if “FMV” with respect to any distribution of shares of capital stock, evidences of indebtedness or other assets or property of the Guarantor is equal to or greater than “SP0” with respect to such distribution, then in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Debentures shall have the right to receive on the date such shares of capital stock, evidences of indebtedness or other assets or property of the Guarantor are distributed to holders of Common Stock, for each Debenture, the amount of shares of capital stock, evidences of indebtedness or other assets or property of the Guarantor such holder of Debentures would have received had such holder of Debentures owned a number of shares of Common Stock equal to a fraction the numerator of which is the product of the Exchange Rate in effect on the ex-dividend date for such distribution, and the aggregate principal amount of Debentures held by such Holder and the denominator of which is one thousand ($1,000).

An adjustment to the Exchange Rate made pursuant to the immediately preceding paragraph shall become effective on the ex-dividend date for such distribution.

If the Guarantor distributes to all holders of Common Stock capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of the Guarantor (a “Spin-Off”), the Exchange Rate in effect immediately before the 10th Trading Day from and including the effective date of the Spin-Off will be adjusted based on the following formula:

ER1 = ER0 X (FMV0 + MP0)/MP0

where

ER0 = the Exchange Rate in effect immediately prior to the 10th Trading Day immediately following, and including, the effective date of the Spin-Off;

ER1 = the new Exchange Rate immediately after the 10th Trading Day immediately following, and including, the effective date of the Spin-Off;

FMV0 = the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Days after the effective date of the Spin-Off; and

MP0 = the average of the Closing Sale Prices of the Common Stock over the first 10 consecutive Trading Days after the effective date of the Spin-Off.

An adjustment to the Exchange Rate made pursuant to the immediately preceding paragraph will occur on the 10th Trading Day from and including the effective date of the Spin-Off; provided that in respect of any exchange within the 10 Trading Days following the effective date of any Spin-Off, references within this paragraph (c) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Exchange Date in determining the Applicable Exchange Rate.

If any such dividend or distribution described in this paragraph (c) is declared but not paid or made, the new Exchange Rate shall be readjusted to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(d) If the Guarantor makes any cash dividend or distribution to all holders of outstanding Common Stock (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Issuer) during any of its quarterly fiscal periods in an aggregate amount that, together with other cash dividends or distributions made during such quarterly fiscal period, exceeds the product of $0.33 (the “Reference Dividend”) multiplied by the number of shares of Common Stock outstanding on the Record Date for such distribution, the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0 X SP0 /(SP0 - C)

where

ER0 = the Exchange Rate in effect immediately prior to the ex-dividend date for such distribution;

ER1 = the new Exchange Rate immediately after the ex-dividend date for such distribution;

SP0 = the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days prior to the Business Day immediately preceding the earlier of the record date or the day prior to the ex-dividend date for such distribution; and

C = the amount in cash per share that the Guarantor distributes to holders of Common Stock that exceeds the Reference Dividend;

provided that if “C” with respect to any such cash dividend or distribution is equal to or greater than “SP0” with respect to any such cash dividend or distribution, then in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Debentures shall have the right to receive on the date such cash is distributed to holders of Common Stock, for each Debenture, the amount of cash such holder of Debentures would have received had such holder of Debentures owned a number of shares of Common Stock equal to a fraction the numerator of which is the product of the Exchange Rate in effect on the ex-dividend date for such dividend or distribution, and the aggregate principal amount of Debentures held by such Holder and the denominator of which is one thousand ($1,000).

An adjustment to the Exchange Rate made pursuant to this paragraph (d) shall become effective on the ex-dividend date for such dividend or distribution. If any dividend or distribution described in this paragraph (d) is declared but not so paid or made, the new Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

The Reference Dividend amount is subject to adjustment in a manner inversely proportional to adjustments to the Exchange Rate; provided that no adjustment will be made to the Reference Dividend amount for any adjustment made to the Exchange Rate under this paragraph (d).

Notwithstanding the foregoing, if an adjustment is required to be made under this paragraph as a result of a distribution that is not a quarterly dividend, the Reference Dividend will be deemed to be zero.

(e) If the Guarantor or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Time”), the Exchange Rate will be adjusted based on the following formula:

ER1 = ER0 X (AC + (SP1 X OS1))/(SP1 X OS0)

where

ER0 = the Exchange Rate in effect on the day immediately following the date such tender offer or exchange offer expires;

ER1 = the Exchange Rate in effect on the second day immediately following the date such tender offer or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for the Common Stock purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender offer or exchange offer expires;

OS1 = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of shares of Common Stock pursuant to such tender offer or exchange offer); and

SP1 = the Closing Sale Price of the Common Stock for the Trading Day next succeeding the date such tender offer or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate will be made.

Any adjustment to the Exchange Rate made pursuant to this paragraph (e) shall become effective on the second day immediately following the Expiration Time. If the Guarantor or one of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender offer or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Exchange Rate shall be readjusted to be the Exchange Rate that would be in effect if such tender offer or exchange offer had not been made.

(f) Notwithstanding the foregoing, in the event of an adjustment to the exchange rate pursuant to paragraphs (d) and (e) above, in no event will the Exchange Rate exceed 27.9096 (the “Maximum Exchange Rate”). The Maximum Exchange Rate shall be adjusted in the same manner and for the same events as the Exchange Rate is adjusted pursuant to clauses (a), (b) and (c) above.

(g) If the Guarantor has in effect a stockholder’s rights plan while any Debentures remain outstanding, Holders of Debentures will receive, upon an exchange of Debentures, in addition to Common Stock, rights under the Guarantor’s stockholder rights plan unless, prior to exchange, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock. If the rights provided for in the stockholder’s rights plan adopted by the Guarantor have separated from the Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that Holders of Debentures would not be entitled to receive any rights in respect of any Common Stock that the Issuer delivers upon an exchange of Debentures, the Exchange Rate will be adjusted at the time of separation as if the

Guarantor had distributed, to all holders of Common Stock, capital stock, evidences of indebtedness or other assets or property pursuant to paragraph (c) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

(h) In addition to the adjustments pursuant to paragraphs (a) through (e) above, the Issuer may increase the Exchange Rate in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of capital stock (or rights to acquire Common Stock) or from any event treated as such for income tax purposes. The Issuer may also, from time to time, to the extent permitted by applicable law, increase the Exchange Rate by any amount for any period if the Issuer has determined that such increase would be in the best interests of the Issuer or the Guarantor. If the Issuer makes such determination, it will be conclusive and the Issuer will mail to Holders of the Debentures a notice of the increased Exchange Rate and the period during which it will be in effect at least fifteen (15) days prior to the date the increased Exchange Rate takes effect in accordance with applicable law.

(i) The Issuer shall not make any adjustment to the Exchange Rate if Holders of the Debentures participate in the dividend, distribution or transaction that would otherwise result in an adjustment to the Exchange Rate at the same time as holders of the Common Stock and as if such Holders of Debentures owned a number of shares of Common Stock equal to a fraction the numerator of which is the product of the Exchange Rate in effect on the ex-dividend date or effective date for the relevant dividend, distribution or transaction, and the aggregate principal amount of Debentures held by such Holder and the denominator of which is one thousand ($1,000).

(j) Notwithstanding anything to the contrary contained herein, in addition to the other events set forth herein on account of which no adjustment to the Exchange Rate shall be made, the Applicable Exchange Rate shall not be adjusted for:

(i) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Issuer or those of the Guarantor and the investment of additional optional amounts in the Common Stock under any plan;

(ii) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director, trustee or consultant benefit plan, employee agreement or arrangement or program of the Issuer or the Guarantor;

(iii) the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Debentures were first issued;

(iv) a change in the par value of the Common Stock;

(v) accumulated and unpaid dividends or distributions; and

(vi) the issuance of Units by the Issuer and the issuance of shares of Common Stock or the payment of cash upon redemption thereof.

(k) No adjustment in the Exchange Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Exchange Rate. If the adjustment is not made because the adjustment does not change the Exchange Rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/1000th of a share, as the case may be. Notwithstanding the foregoing, if the Debentures are called for redemption, all adjustments not previously made will be made on the applicable Redemption Date.

(l) Whenever the Exchange Rate is adjusted as herein provided, the Guarantor or the Issuer shall as promptly as reasonably practicable file with the Trustee and any Exchange Agent other than the Trustee an Officers’ Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Guarantor or the Issuer shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exchange Rate to the Holders of the Debentures within 20 Business Days of the Effective Date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(m) For purposes of this Section 13.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Guarantor but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(n) If any of the following events occur, namely (i) any reclassification or change of the outstanding Common Stock (other than a subdivision or combination to which Section 13.05(a) applies), (ii) any consolidation, merger or combination of the Guarantor with another Person, or a binding share exchange in respect of all of the outstanding Common Stock or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Guarantor to any other Person, in each case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets (“Reference Property”) with respect to or in exchange for such Common Stock, then:

(i) the Guarantor or the successor or purchasing Person, as the case may be, shall execute with the Issuer and the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing for the exchange of the Debentures as set forth in this Indenture into the Reference Property. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 13.05; and

(ii) In the event a supplemental indenture should be executed pursuant to this Section 13.05, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and the Guarantor shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Debentures within 20 Business Days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The provisions of this paragraph shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If the provisions of this paragraph applies to any event or occurrence, then the provisions of Sections Section 13.05(a) through (g) shall not apply.

(o) Notwithstanding this Section 13.05 or any other provision of this Indenture or the Debentures, if any Exchange Rate adjustment becomes effective, or any ex-dividend date for any issuance, dividend or distribution (relating to a required Exchange Rate adjustment) occurs, during the period beginning on, and including, the open of business on an Exchange Date and ending on, and including, the close of business on the record date for such issuance, dividend or distribution, the Board of Directors shall make adjustments to the Exchange Rate and the number of shares of Common Stock issuable upon exchange of the Debentures as are necessary or appropriate to effect the intent of this Section 13.05 and the other provisions of this Article 13 and to avoid unjust or inequitable results, as determined in good faith by the Board of Directors. Any adjustment made pursuant to this Section 13.05(h) shall apply in lieu of the adjustment or other term that would otherwise be applicable.

Section 13.06 Taxes on Shares Issued. The issue of stock certificates, if any, on exchange of Debentures shall be made without charge to the exchanging Debentureholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Issuer shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Debenture exchanged, and the Issuer shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

Section 13.07 Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Guarantor shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the exchange of the Debentures as required by this Indenture from time to time as such Debentures are presented for exchange.

The Guarantor covenants that all shares of Common Stock which may be issued upon exchange of Debentures will upon issue be fully paid and non-assessable by the Guarantor and free from all taxes, liens and charges with respect to the issue thereof.

The Guarantor covenants that, if any shares of Common Stock to be provided for the purpose of exchange of Debentures hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon exchange, the Guarantor shall, as expeditiously as possible secure such registration or approval, as the case may be.

The Guarantor further covenants that, if at any time the Common Stock shall be listed on The New York Stock Exchange or any other national or regional securities exchange or automated quotation system, the Guarantor will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon exchange of the Debentures; provided that if the rules of such exchange or automated quotation system permit the Guarantor to defer the listing of such the Common Stock until the first exchange of the Debentures in accordance with the provisions of this Indenture, the Guarantor covenants to list such the Common Stock issuable upon exchange of the Debentures in accordance with the requirements of such exchange or automated quotation system at such time.

Section 13.08 Responsibility of Trustee. The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to any holder of Debentures to determine the Exchange Rate or whether any facts exist which may require any adjustment of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any capital stock, other securities or other assets or property, which may at any time be issued or delivered upon the exchange of any Debenture; and the Trustee and any other Exchange Agent make no representations with respect thereto. Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Issuer to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Debenture for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Issuer contained in this Article 13. Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 13.05 relating either to the kind or amount of shares of capital stock or other securities or other assets or property (including cash) receivable by Debentureholders upon the exchange of their Debentures after any event referred to in such Section 13.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Issuer shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 13.09 Notice to Holders Prior to Certain Actions. In case:

(a) the Guarantor shall declare a dividend (or any other distribution) on the Common Stock that would require an adjustment in the Exchange Rate pursuant to Section 13.05; or

(b) the Guarantor shall authorize the granting to the holders of all or substantially all of the Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c) of any reclassification or reorganization of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, combination, merger or share exchange to which the Issuer or the Guarantor is a party and for which approval of any stockholders of the Guarantor is required, or of the sale or transfer of all or substantially all of the assets of the Guarantor; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Guarantor;

the Issuer shall cause to be filed with the Trustee and to be sent to each holder of Debentures at its address appearing on the Debenture Register provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least ten (10) calendar days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 13.10 Exchange Rate Adjustment After Certain Designated Events.

(a) Subject to the provisions hereof, if a Debentureholder elects to exchange its Debentures following the occurrence of a transaction described in clause (1) of the definition of Designated Event that occurs prior to April 18, 2014, the Issuer will increase the Applicable Exchange Rate for the Debentures so surrendered for exchange (the “Additional Designated Event Shares”) as specified below; provided that the Additional Designated Event Shares will only be payable as set forth below. An exchange of Debentures will be deemed for these purposes to be “in connection with” such a Designated Event if the Exchange Notice is received by the Exchange Agent from and including the Effective Date of the Designated Event until the corresponding Designated Event Repurchase Date.

(b) The number of Additional Designated Event Shares will be determined by reference to the table in paragraph (e) below and is based on the date on which the relevant Designated Event transaction becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid per share of Common Stock in such transaction. If the holders of Common Stock receive only cash in the relevant Designated Event transaction, the Stock Price will equal the cash amount paid per share of Common Stock. In all other cases, the Stock Price will equal the average of the Closing Sale Prices of the Common Stock on the ten consecutive Trading Days up to but excluding the Effective Date.

(c) The Stock Prices set forth in the first row of the table below shall be adjusted as of any date on which the Exchange Rate of the Debentures is adjusted pursuant to Section 13.05. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Exchange Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and (ii) the denominator of which is the Exchange Rate as so adjusted.

(d) The number of Additional Designated Event Shares will be adjusted in the same manner and for the same events as the Exchange Rate is adjusted pursuant to Section 13.05.

(e) The following table sets forth the Stock Price and number of Additional Designated Event Shares issuable per $1,000 principal amount of Debentures:

Effective Date	Stock Price
	$35.83	$37.50	$40.00	$43.00	$45.00	$50.00	$55.00	$60.00	$70.00	$80.00	$100.00	$120.00	$140.00
April 20, 2009	4.6538	4.3589	3.5828	2.8216	2.4696	1.8083	1.4489	1.2525	1.0281	0.8632	0.6335	0.4810	0.3726

April 15, 2010	4.6538	4.3701	3.5136	2.7504	2.3545	1.6487	1.2562	1.0552	0.8655	0.7284	0.5370	0.4095	0.3188

April 15, 2011	4.6538	4.4003	3.4850	2.6858	2.2543	1.4741	1.0516	0.8433	0.6833	0.5764	0.4267	0.3270	0.2559

April 15, 2012	4.6538	4.3607	3.3842	2.5111	2.0526	1.2410	0.8049	0.6054	0.4813	0.4068	0.3026	0.2332	0.1836

April 15, 2013	4.6538	4.1185	3.0597	2.1011	1.6178	0.8204	0.4365	0.3107	0.2546	0.2158	0.1614	0.1251	0.0992

April 15, 2014	4.6538	3.4109	1.7442	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(f) If the exact Stock Price and Effective Date are not set forth on the table above, then:

(i) if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Designated Event Shares will be determined by a straight-line interpolation between the number of Additional Designated Event Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is in excess of $140.00 per share of Common Stock (the “Make Whole Cap”) no additional Designated Event Shares will be issued upon exchange; and

(iii) if the Stock Price is less than $35.83 per share of Common Stock (the “Make Whole Floor”) no additional Designated Event Shares will be issued upon exchange.

The Make Whole Cap and Make Whole Floor shall be adjusted as of any date on which the Exchange Rate of the Debentures is adjusted pursuant to Section 13.05. The adjusted Make Whole Cap or Make Whole Floor, as the case may be, shall equal the Make Whole Cap or Make Whole Floor, as the case may be, applicable immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the Exchange Rate immediately prior to the adjustment giving rise to the adjustment and (ii) the denominator of which is the Exchange Rate as so adjusted.

Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon exchange of the Debentures pursuant to this Section 13.10 exceed 27.9096 per $1,000 principal amount of Debentures, subject to adjustment in the same manner and for the same events as the Exchange Rate is adjusted pursuant to Section 13.05.

Section 13.11 Ownership Limit.

(a) Notwithstanding any other provision of the Debentures, no Holders of Debentures shall be entitled to receive shares of Common Stock upon an exchange of Debentures to the extent that receipt of such shares would cause such Holder (together with such Holder’s Affiliates) to exceed the ownership limit contained in Article VI of the Charter.

(b) At the Maturity Date or upon earlier redemption or repurchase of the Debentures or otherwise, and as otherwise required by law, the Issuer may deduct and withhold from the amount of consideration otherwise deliverable to the Holder the amount required to be deducted and withheld under applicable law.

Section 13.12 Calculation in Respect of Debentures. Except as otherwise specifically stated herein or in the Debentures, all calculations to be made in respect of the Debentures shall be the obligation of the Issuer. All calculations made by the Issuer or its agent as contemplated pursuant to the terms hereof and of the Debentures shall be made in good faith and be final and binding on the Debentures and the Holders of the Debentures absent manifest error. The Issuer shall provide a schedule of calculations to the Trustee, and the Trustee shall be entitled to rely upon the accuracy of the calculations by the Issuer without independent verification. The Trustee shall forward calculations made by the Issuer to any Holder of Debentures upon request.

Section 13.13 Surrender to Financial Institution in Lieu of Exchange. When a Holder surrenders Debentures for exchange, the Issuer may direct the Exchange Agent to surrender such Debentures to a financial institution designated by the Issuer for transfer in lieu of exchange. In order to accept any Debentures surrendered for exchange, the designated institution must agree to deliver, in exchange for such Debentures a number of shares of Common Stock per $1,000 of Debentures equal to the Exchange Rate (and cash in lieu of fractional shares, calculated in the manner described in Section 13.03). By the close of business on the Trading

Day immediately subsequent to the Exchange Date, the Issuer will notify the Holder surrendering Debentures for exchange that the Issuer has directed the designated financial institution to accept the Debentures in lieu of exchange.

If the designated institution accepts any such Debentures, it will deliver the appropriate number of shares of Common Stock (together with cash in lieu of any fractional shares) to the Exchange Agent and the Exchange Agent will deliver those shares of Common Stock (together with cash in lieu of any fractional shares) to the Holder. Any Debentures accepted by the designated institution will remain outstanding. If the designated institution agrees to accept any Debentures but does not timely deliver the related consideration, or if such designated financial institution does not accept the Debentures, the Issuer will, as promptly as practical thereafter, but not later than the fifth Business Day following the Exchange Date, exchange the Debentures for shares of Common Stock, as described in Section 13.02.

The Issuer’s designation of an institution to which the Debentures may be surrendered in lieu of exchange does not require the institution to accept any Debentures. The Issuer will not pay any consideration to, or otherwise enter into any agreement with, the designated institution for or with respect to such designation.

ARTICLE 14

MEETINGS OF HOLDERS OF DEBENTURES

Section 14.01 Purposes for Which Meetings May Be Called. A meeting of Holders of Debentures may be called at any time and from time to time pursuant to this Article 14 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other act provided by this Indenture to be made, given or taken by Holders of Debentures.

Section 14.02 Call, Notice and Place of Meetings.

(a) The Trustee may at any time call a meeting of Holders of Debentures for any purpose specified in Section 14.01, to be held at such time and at such place in The City of New York, New York as the Trustee shall determine. Notice of every meeting of Holders of Debentures, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 16.03, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b) In case at any time the Issuer, the Guarantor or the Holders of at least 10% in principal amount of the Outstanding Debentures shall have requested the Trustee to call a meeting of the Holders of Debentures for any purpose specified in Section 14.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer, the Guarantor, if applicable, or the Holders of Debentures in the amount above specified, as the case may be, may determine the time and the place in the City of New York, New York, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (a) of this Section.

Section 14.03 Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Debentures, a Person shall be (a) a Holder of one or more Outstanding Debentures, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Debentures by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Debentures shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel, any representatives of the Guarantor and its counsel and any representatives of the Issuer and its counsel.

Section 14.04 Quorum; Action. The Persons entitled to vote a majority in principal amount of the Outstanding Debentures shall constitute a quorum for a meeting of Holders of Debentures; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debentures, the Persons holding or representing the specified percentage in principal amount of the Outstanding Debentures will constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Debentures, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 14.02, except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Debentures which shall constitute a quorum.

Except as limited by the proviso to Section 9.02, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debentures; provided, however, that, except as limited by the proviso to Section 9.02, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debentures may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Debentures.

Any resolution passed or decision taken at any meeting of Holders of Debentures duly held in accordance with this Section 14.04 shall be binding on all the Holders of Debentures, whether or not such Holders were present or represented at the meeting.

Section 14.05 Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Debentures in regard to proof of the holding of Debentures and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Debentures shall be proved in the manner specified in Section 8.03 and the appointment of any proxy shall be proved in the manner specified in Section 8.01.

(b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Holders of Debentures as provided in Section 14.02(b), in which case the Issuer, the Guarantor or the Holders of Debentures calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Debentures of such series represented at the meeting.

(c) At any meeting, each Holder of a Debenture or proxy shall be entitled to one vote for each $1,000 principal amount of Debentures held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Debenture or proxy.

(d) Any meeting of Holders of Debentures duly called pursuant to Section 14.02 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Debentures represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 14.06 Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Debentures shall be by written ballots on which shall be subscribed the signatures of the Holders of Debentures or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Debentures held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Debentures shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 14.02 and, if applicable, Section 14.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuer and the Guarantor, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE 15

GUARANTEE

Section 15.01 Guarantee. By its execution hereof, the Guarantor acknowledges and agrees that it receives substantial benefits from the Issuer and that the Guarantor is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits. Accordingly, subject to the provisions of this Article 15, the Guarantor hereby unconditionally guarantees to each Holder of a Debenture authenticated and delivered by the Trustee and its successors and assigns that: (i) the principal of (including the Redemption Price or repurchase price upon redemption or repurchase pursuant to Article 3), premium, if any, and interest and Additional Interest, if any, on the Debentures shall be duly and punctually paid in full when due, whether at the Maturity Date, upon acceleration, upon redemption, upon a repurchase, upon repurchase due to a Designated Event or otherwise, and interest on overdue principal, premium, if any, Additional Interest, if any, and (to the extent permitted by law) interest on any interest, if any, on the Debentures and all other obligations of the Issuer to the Holders or the Trustee hereunder or under the Debentures (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any Debentures or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration, call for redemption, upon repurchase, upon repurchase due to a Designated Event or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 15.03 hereof (collectively, the “Guarantee Obligations”).

Subject to the provisions of this Article 15, the Guarantor hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Debentures or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Debentures with respect to any thereof, the entry of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Issuer (each, a “Benefited Party”) to proceed against the Issuer or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party’s power before proceeding against the Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Guarantor, the Issuer, any Benefited Party, any creditor of the Guarantor or the Issuer or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantor for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Guarantor hereby covenants that, except as otherwise provided therein, the Guarantee shall not be discharged except by payment in full of all Guarantee Obligations, including the principal, premium, if any, and interest on the Debentures and all other costs provided for under this Indenture or as provided in Article 7.

If any Holder or the Trustee is required by any court or otherwise to return to either the Issuer or the Guarantor, or any trustee or similar official acting in relation to either the Issuer or the Guarantor, any amount paid by the Issuer or the Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby. The Guarantor agrees that, as between it, on the one hand, and the Holders of Debentures and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Guarantee.

Section 15.02 Execution and Delivery of Guarantee. To evidence the Guarantee set forth in Section 15.01 hereof, the Guarantor agrees that a notation of the Guarantee substantially in the form included in Exhibit A hereto shall be endorsed on each Debenture authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Guarantor by an officer of the Guarantor.

The Guarantor agrees that the Guarantee set forth in this Article 15 shall remain in full force and effect and apply to all the Debentures notwithstanding any failure to endorse on each Debenture a notation of the Guarantee.

If an officer whose facsimile signature is on a Debenture or a notation of Guarantee no longer holds that office at the time the Trustee authenticates the Debenture on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Debenture by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 15.03 Limitation of Guarantor’s Liability; Certain Bankruptcy Events.

(a) The Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligations of the Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and the Guarantor hereby irrevocably agree that the Guarantee Obligations of the Guarantor under this Article 15 shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the Guarantee Obligations of the Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance.

(b) The Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer, the Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Law or otherwise.

Section 15.04 Application of Certain Terms and Provisions to the Guarantor.

(a) For purposes of any provision of this Indenture which provides for the delivery by the Guarantor of an Officers’ Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 hereof shall apply to the Guarantor as if references therein to the Issuer or the General Partner, as applicable, were references to the Guarantor.

(b) Any request, direction, order or demand which by any provision of this Indenture is to be made by the Guarantor shall be sufficient if evidenced as described in Section 16.03 hereof as if references therein to the Issuer were references to the Guarantor.

(c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Debentures to or on the Guarantor may be given or served as described in Section 16.03 hereof as if references therein to the Issuer were references to the Guarantor.

(d) Upon any demand, request or application by the Guarantor to the Trustee to take any action under this Indenture, the Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 16.05 hereof as if all references therein to the Issuer were references to the Guarantor.

ARTICLE 16

MISCELLANEOUS PROVISIONS

Section 16.01 Provisions Binding on Issuer’s and Guarantor’s Successors. All the covenants, stipulations, promises and agreements by the Issuer or Guarantor contained in this Indenture shall bind their respective successors and assigns whether so expressed or not.

Section 16.02 Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Issuer shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Issuer or Guarantor.

Section 16.03 Addresses for Notices, etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Debentures on the Issuer or Guarantor shall be in writing and shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box, or sent by overnight courier, or sent by telecopier transmission addressed as follows:

To Issuer:

Digital Realty Trust, L.P.

560 Mission Street, Suite 2900

San Francisco, California 94105

Telecopier No.: (415) 738-6521

Attention: General Counsel

To Guarantor:

Digital Realty Trust, Inc.

560 Mission Street, Suite 2900

San Francisco, California 94105

Telecopier No.: (415) 738-6521

Attention: General Counsel

Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box, or sent by overnight courier, or sent by telecopier transmission addressed as follows:

Wells Fargo Bank, National Association

707 Wilshire Blvd., 17th Floor

Los Angeles, CA 90017

Telecopier No.: (213) 614-2588

Attention: Corporate Trust Services

The Trustee, by notice to the Issuer, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Debentureholder shall be mailed by first class mail, postage prepaid, at such Debentureholder’s address as it appears on the Debenture Register and shall be sufficiently given to such Debentureholder if so mailed within the time prescribed.

Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 16.04 Governing Law. This Indenture shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles that would result in the application of any laws other than the laws of the State of New York.

Section 16.05 Evidence of Compliance with Conditions Precedent, Certificates to Trustee. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and, if requested by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 16.06 Legal Holidays. In any case in which the Maturity Date of interest on or principal of the Debentures or the Redemption Date or Repurchase Date of any Debenture will not be a Business Day, then payment of such interest on or principal of the Debentures need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date or the Redemption Date or Repurchase Date, and no interest shall accrue for the period from and after such date.

Section 16.07 Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided that this Section 16.07 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

Section 16.08 No Security Interest Created. Nothing in this Indenture or in the Debentures, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Issuer or its subsidiaries is located.

Section 16.09 Benefits of Indenture. Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Debenture Registrar and their successors hereunder and the Holders of Debentures any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 16.10 Table of Contents, Headings, etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 16.11 Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Debentures in connection with the original issuance thereof and transfers and exchanges of Debentures hereunder, including under Sections 2.04, 2.05, 2.06, 2.07, 3.03, 3.05 and 3.06, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Debentures. For all purposes of this Indenture, the authentication and delivery of Debentures by the authenticating agent shall be deemed to be authentication and delivery of such Debentures “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Debentures for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.09.

Any corporation into which any authenticating agent may be merged or exchanged or with which it may be consolidated, or any corporation resulting from any merger, consolidation or exchange to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 16.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Issuer and shall mail notice of such appointment of a successor authenticating agent to all Holders of Debentures as the names and addresses of such Holders appear on the Debenture Register.

The Issuer agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Issuer and the authenticating agent.

The provisions of Sections 7.02, 7.03, 7.04 and 8.03 and this Section 16.11 shall be applicable to any authenticating agent.

Section 16.12 Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 16.13 Severability. In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Wells Fargo Bank, National Association, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

DIGITAL REALTY TRUST, L.P.

By:	Digital Realty Trust, Inc. Its Sole General Partner

By:	/s/ A. William Stein
Name:	A. William Stein
Title:	Chief Financial Officer and Chief Investment Officer

DIGITAL REALTY TRUST, INC., as Guarantor

By:	/s/ A. William Stein
Name:	A. William Stein
Title:	Chief Financial Officer and Chief Investment Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Maddy Hall
Name:	Maddy Hall
Title:	Vice President

EXHIBIT A

[Include only for Global Debentures]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITORY,” WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITORY FOR THE CERTIFICATES) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Include only for Debentures that are Restricted Securities]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER, DIGITAL REALTY TRUST, INC. OR A SUBSIDIARY OF THE ISSUER; OR (B) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE).

[Include only for shares of Common Stock that are Restricted Securities]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY OF THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS

BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE TRANSFER AGENT AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

DIGITAL REALTY TRUST, L.P.

5.50% EXCHANGEABLE SENIOR DEBENTURES DUE 2029

CUSIP No.: [            ]

ISIN: [            ]

$[            ]

Digital Realty Trust, L.P., a Maryland limited partnership (herein called the “Issuer,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of [            ] DOLLARS ($[            ]), or such lesser amount as is set forth in the Schedule of Increases or Decreases In Debenture on the other side of this Debenture, on April 15, 2029 at the office or agency of the Issuer maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on April 15 and October 15 of each year, commencing October 15, 2009, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 5.50%, from the April 15 or October 15, as the case may be, next preceding the date of this Debenture to which interest has been paid or duly provided for, unless no interest has been paid or duly provided for on the Debentures, in which case from April 20, 2009, until payment of said principal sum has been made or duly provided for. The Issuer shall pay interest on any Debentures in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Debenture Register; provided, however, that a Holder of any Debentures in certificated form in the aggregate principal amount of more than $2.0 million may specify by written notice to the Issuer that it pay interest by wire transfer of immediately available funds to the account specified by the Debentureholder in such notice, or on any Global Debenture by wire transfer of immediately available funds to the account of the Depository or its nominee.

The Issuer promises to pay interest on overdue principal, premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) interest at the rate of 1% per annum above the rate borne by the Debentures.

Reference is made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Debenture the right to exchange this Debenture into shares of Common Stock on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Issuer has caused this Debenture to be duly executed.

Dated: April [    ], 2009

DIGITAL REALTY TRUST, L.P.

By:	Digital Realty Trust, Inc., Its Sole General Partner

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debentures described in the within-named Indenture.

Dated: April [    ], 2009

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF DEBENTURE]

DIGITAL REALTY TRUST, L.P.

5.50% EXCHANGEABLE SENIOR DEBENTURES DUE 2029

This Debenture is one of a duly authorized issue of Debentures of the Issuer, designated as its 5.50% Exchangeable Senior Debentures due 2029 (herein called the “Debentures”), issued under and pursuant to an Indenture dated as of April 20, 2009 (herein called the “Indenture”), among the Issuer, the Guarantor and Wells Fargo Bank, National Association, as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Debentures. Defined terms used but not otherwise defined in this Debenture shall have the respective meanings ascribed thereto in the Indenture.

If an Event of Default (other than an Event of Default specified in Section 6.01(g), 6.01(h) and 6.01(i)) with respect to the Issuer) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all Debentures may be declared to be due and payable by either the Trustee or the Holders of at least 25% in aggregate principal amount of the Debentures then outstanding, and, upon said declaration the same shall be immediately due and payable. If an Event of Default specified in Section 6.01(g), 6.01(h) or 6.01(i) of the Indenture occurs with respect to the Issuer, the principal of and premium, if any, and interest accrued and unpaid on all the Debentures shall be immediately and automatically due and payable without necessity of further action.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Debentures, subject to exceptions set forth in Section 9.02 of the Indenture. Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding may, on behalf of the Holders of all of the Debentures, waive any past default or Event of Default, subject to exceptions set forth in the Indenture.

No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall impair, as among the Issuer and the Holder of the Debentures, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, on and interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.

Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months.

The Debentures are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any multiple of $1,000. At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the

Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Debentures, Debentures may be exchanged for a like aggregate principal amount of Debentures of any other authorized denominations.

The Issuer shall have the right to redeem the Debentures under certain circumstances as set forth in Section 3.01, Section 3.02 and Section 3.03 of the Indenture.

The Debentures are not subject to redemption through the operation of any sinking fund.

Upon the occurrence of a Designated Event, Holders of Debentures shall have the right to require the Issuer to repurchase all or a portion of their Debentures pursuant to Section 3.05 of the Indenture.

On each of April 15, 2014, April 15, 2019, and April 15, 2024, Holders of shall have the right to require the Issuer to repurchase all or a portion of their Debentures pursuant to Section 3.06 of the Indenture.

Subject to the restrictions on ownership of shares of Common Stock as set forth in Section 13.11 of the Indenture and upon compliance with the provisions of the Indenture, on or prior to the close of business on the second scheduled Trading Day immediately preceding the Maturity Date, the Holder of any Debentures not previously redeemed or repurchased shall have the right, at such Holder’s option, to exchange its Debentures, or any portion thereof which is a multiple of $1,000, into a number of shares of Common Stock equal to (i) the aggregate principal amount of Debentures to be exchanged divided by $1,000, multiplied by (ii) the Applicable Exchange Rate.

In the event the Holder surrenders this Debenture for exchange in connection with certain Designated Events occurring prior to April 18, 2014, the Issuer will increase the Applicable Exchange Rate by the Additional Designated Event Shares as and when provided in the Indenture.

Except as expressly provided in Article 15 of the Indenture, no recourse for the payment of the principal of or any premium or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, partner, member, manager, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Guarantor, the Issuer or any of the Issuer’s Subsidiaries or of any successor thereto, either directly or through the Guarantor, the Issuer or any of the Issuer’s subsidiaries or of any successor thereto, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of the Indenture and the issue of this Debenture.

In addition to the rights provided to Holders of Debentures under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement dated as of April 20, 2009, among the Issuer, the Guarantor and the Initial Purchasers named therein (the “Registration Rights Agreement”).

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN-COM	as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN-ENT	as tenant by the entireties	(Cust) (Minor)

JT-TEN	as joint tenants with right of survivorship and not under Uniform Gifts to Minors Act as tenants in common	(State)

Additional abbreviations may also be used though not in the above list.

EXCHANGE NOTICE

TO:	DIGITAL REALTY TRUST, L.P.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

The undersigned registered owner of this Debenture hereby irrevocably exercises the option to exchange this Debenture, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares of Common Stock issuable and deliverable upon such exchange, together with a check in payment for cash payable for fractional shares, if any, and any Debentures representing any unexchanged principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Debenture not exchanged are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

The undersigned registered owner of this Debenture hereby certifies that it or the Person on whose behalf the Debentures are being exchanged is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act of 1933, as amended.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Debenture Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Debenture Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of shares of Common Stock to be issued, and Debentures if to be delivered, and the person to whom payment for fractional shares is to be made, if to be made, other than to and in the name of the registered holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be exchanged (if less than all):

$

Social Security or Other Taxpayer Identification Number:

NOTICE: The signature on this Exchange Notice must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

REPURCHASE NOTICE

TO:	DIGITAL REALTY TRUST, L.P.

WELLS FARGO BANK, NATIONAL ASSOCIATION

The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Digital Realty Trust, L.P. (the “Issuer”) regarding the right of Holders to elect to require the Issuer to repurchase the Debentures and requests and instructs the Issuer to repay the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in cash, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid interest to, but excluding, the Repurchase Date or the Designated Event Repurchase Date, as the case may be, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Debentures shall be repurchased by the Issuer as of the Repurchase Date or the Designated Event Repurchase Date, as the case may be, pursuant to the terms and conditions specified in the Indenture.

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever. Debenture Certificate Number (if applicable):

Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof):

Social Security or Other Taxpayer Identification Number:

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Debenture Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Debenture Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

ASSIGNMENT

For value received                                          hereby sell(s) assign(s) and transfer(s) unto                                          (Please insert social security or other Taxpayer Identification Number of assignee) the within Debenture, and hereby irrevocably constitutes and appoints attorney to transfer said Debenture on the books of the Issuer, with full power of substitution in the premises.

In connection with any transfer of the Debenture, the undersigned confirms that such Debenture is being transferred:

☐    To Digital Realty Trust, L.P., Digital Realty Trust, Inc. or a subsidiary of Digital Realty Trust, L.P.; or

☐    To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Debentures evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Debenture Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Debenture Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

[Include Schedule only for a Global Debenture]

SCHEDULE OF INCREASES OR DECREASES IN DEBENTURE

The initial principal amount of this Global Debenture is [            ] DOLLARS ($[            ]). The following increases or decreases in part of this Debenture have been made:

Date:	Amount of Increase in Principal Amount of this Debenture	Amount of Decrease in Principal Amount of this Debenture	Principal Amount of this Debenture following such Increase or Decrease	Signature of Authorized Officer or Trustee

GUARANTEE

The Guarantor listed below (hereinafter referred to as the “Guarantor,” which term includes any successors or assigns under the Indenture, dated the date hereof, among the Guarantor, the Issuer (defined below) and Wells Fargo Bank, National Association, as trustee (the “Indenture”), has irrevocably and unconditionally guaranteed on a senior basis the Guarantee Obligations (as defined in Section 15.01 of the Indenture), which include (i) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the 5.50% Exchangeable Senior Debentures due 2029 (the “Debentures”) of Digital Realty Trust, L.P., a Maryland limited partnership (the “Issuer”), whether at maturity, by acceleration, call for redemption, upon a repurchase or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest on the Debentures, and the due and punctual performance of all other obligations of the Issuer, to the Holders of the Debentures or the Trustee all in accordance with the terms set forth in Article 15 of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Debentures or any such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon a repurchase or otherwise.

The obligations of the Guarantor to the Holders of the Debentures and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 15 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Guarantor (or any such successor entity), as such, shall have any liability for any obligations of the Guarantor under this Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, the benefit of discussion, protest or notice with respect to the Debentures and all demands whatsoever.

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guarantor and its successors and assigns until full and final payment of all of the Issuer’s obligations under the Debentures and Indenture or until legally discharged in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of the Debentures, and, in the event of any transfer or assignment of rights by any Holder of the Debentures or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and performance and not of collectibility.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Debenture upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual or facsimile signature of one of its authorized officers.

The obligations of the Guarantor under this Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE 15 OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

Dated: April [    ], 2009

Digital Realty Trust, Inc.

By:
Name:
Title: